Exhibit 10.3

SUBLEASE
(One World Trade Center, 22nd Floor)

This SUBLEASE, dated as of February 21, 2023 (the “Effective Date”), between ADVANCE MAGAZINE PUBLISHERS INC. D/B/A CONDÉ NAST, a New York corporation, having an office at One World Trade Center, New York, New York 10007 (“Sublandlord”) and AXSOME THERAPEUTICS, INC., having offices up until the Commencement Date at 22 Cortlandt St 16th floor, New York, NY 10007, Attn: General Counsel (“Subtenant”).

W I T N E S S E T H:

WHEREAS, Sublandlord, is the tenant under a certain Lease, dated May 25, 2011, (the “Original Lease”), with WTC Tower 1 LLC, as landlord (“Prime Landlord”), and Sublandlord, as tenant, as amended by the First Amendment to Lease, dated as of March 19, 2012 (the “First Amendment”; the Original Lease, as heretofore amended, the “Lease”), which Lease demises the premises (the “Prime Leased Premises”) covering the entire 20th through 44th floors and certain below grade space in the building known as One World Trade Center or 1 World Trade Center, New York, New York (the “Building”);

WHEREAS, Subtenant desires to sublet the entire 22nd floor of the Building, as more particularly shown on Exhibit A annexed hereto (the “Premises”) from Sublandlord, and Sublandlord is willing to sublet the same to Subtenant, on the terms and conditions hereinafter set forth; and

WHEREAS, terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Sublandlord and Subtenant agree as follows:

1. Demise; Term.

(a) Sublandlord hereby subleases to Subtenant, and Subtenant hereby hires from Sublandlord, the Premises for a term (the “Term”) to commence (subject to the provisions of Section 17 entitled “Landlord’s Consents” and Section 18 entitled “Delivery of Possession” hereof) on the later to occur of (a) the full execution and delivery of this Sublease by both Sublandlord and Subtenant, (b) the date Sublandlord receives Prime Landlord’s written consent to this Sublease and (c) the date on which Sublandlord’s Work (as hereinafter defined) is deemed to have been substantially completed and Sublandlord has delivered the Premises to Subtenant in the Premises Condition, as hereinafter defined (the later of such dates is called the “Commencement Date”) and to expire (unless sooner terminated in accordance with applicable Legal Requirements or pursuant to Section 26 hereof or extended pursuant to Section 27 hereof) on the day immediately preceding the 10th anniversary of the Rent Commencement Date (as hereinafter defined the “Expiration Date”) both dates inclusive. Sublandlord shall provide Subtenant with 5 Business

Ex. H

DB1/ 133941592.7

Days’ advance notice of the Commencement Date. Sublandlord estimates that the Commencement Date will occur on or about two (2) weeks from the date Prime Landlord executes the Landlord’s Consent (as defined in Section 17 hereof) to this Sublease. Notwithstanding the foregoing, in the event the Rent Commencement Date is not the first day of a month, the Expiration Date will be the last day of the month in which the 10th anniversary of the Rent Commencement Date occurs.

(b) Promptly after the occurrence of the Commencement Date, Sublandlord and Subtenant shall confirm the occurrence thereof, as well as the Rent Commencement Date and Expiration Date, by executing an instrument reasonably satisfactory to Sublandlord and Subtenant; provided that failure by Sublandlord or Subtenant to execute such instrument shall not affect the occurrence of the Commencement Date in accordance with Section 1(a) hereof.

(c) Notwithstanding the foregoing, Subtenant and any of Subtenant’s contractors shall have access to the Premises up to thirty (30) days prior to the Commencement Date for the sole purpose of installing its equipment, IT equipment and furniture in connection with Subtenant’s initial occupancy of the Premises (collectively, the “Early Access”); provided that (A) all of the terms and conditions of this Sublease shall apply to such Early Access (notwithstanding that the Commencement Date has not yet occurred), except Subtenant’s obligation to pay monthly Fixed Rent and Additional Rent under Sections 2 and 3 hereof; (B) Subtenant and Subtenant’s contractors shall not interfere with Sublandlord’s performance of any work (including, without limitation, Sublandlord’s Work); (C) Subtenant shall provide Sublandlord with 1 Business Day’s (as defined in the Lease) prior notice of each intended Early Access (which may be by email to [*****], along with evidence of insurance required under Section 13 hereof entitled “Insurance”; (D) such Early Access shall be at Subtenant’s own risk (subject to clause (E) below); and (E) such Early Access shall not subject Sublandlord to any liability or responsibility for injury or damages to persons or property or to any liability for any cause whatsoever, except to the extent caused by the negligence or willful misconduct of Sublandlord, its agents, employees or contractors in the Premises. Sublandlord shall in all events have priority access to the Premises for the performance of Sublandlord’s Work.

(d) If, in Sublandlord’s sole reasonable discretion (but not acting in an arbitrary or capricious manner), any Early Access shall interfere with or delay (in each case to more than a de minimis extent) the performance Sublandlord’s Work or otherwise violate the terms of this Sublease or the Lease, then upon Sublandlord’s request, all Early Access shall immediately cease and Subtenant shall cause all Subtenant’s contractors to immediately cease any Early Access until Sublandlord reasonably determines such interference does not exist. In connection with any Early Access, Subtenant shall comply, and cause Subtenant’s contractors to comply, promptly with all procedures and regulations reasonably prescribed by Sublandlord from time to time for coordinating any Early Access with any other activity or work in the Premises, including, without limitation, the use of compatible labor.

(e) The subleasing of the Premises by Subtenant shall include the right of Subtenant to (a) access the Building Common Areas in common with other tenants in the Building (subject to the terms of Original Lease Article 43), (b) use the Subgrade Lobby upon and subject to the terms of Original Lease Article 43 and (c) use all fixtures, improvements and betterments owned or leased by Prime Landlord or Sublandlord which, at any time during the term of this Sublease, are attached to or installed in the Premises, all subject to such restrictions, rules, regulations, security arrangements and charges (if any) as are provided for in the Lease and this Sublease.

2. Fixed Rent. Subtenant shall pay to Sublandlord a fixed basic rent (“Fixed Rent”) as follows:

(1) for the period commencing on the Commencement Date (as defined below) and ending on the day immediately preceding the fifth (5th) anniversary of the Rent Commencement Date, at the rate of $2,521,272.00 per annum, payable in equal monthly installments of $210,106.00; and

(2) for the period commencing on the fifth (5th) anniversary of the Rent Commencement Date and ending on the day immediately preceding the tenth (10th) anniversary of the Rent Commencement Date, at the rate of $2,763,702.00 per annum, payable in equal monthly installments of $230,308.50.

(b) Subtenant shall pay the Fixed Rent in equal monthly installments in advance commencing on the Rent Commencement Date and with each monthly installment to be received by Sublandlord not later than the first Business Day of each month thereafter during the Term. Subtenant shall make all payments of Fixed Rent and all other sums of money as shall become due and payable by Subtenant to Sublandlord under this Sublease (“Additional Rent”) to Sublandlord by ACH transfer or wire transfer of immediately available Federal Reserve Funds to an account at a bank specified in a written notice to Subtenant, containing all necessary wiring instructions, or at such other place as Sublandlord may designate in writing, without demand, abatement, set-off or deduction whatsoever (except as expressly provided herein).

(c) If the Rent Commencement Date occurs on a day other than the 1st day of a calendar month or the Expiration Date occurs on a day other than the last day of a calendar month, the Fixed Rent and any Additional Rent for any such partial calendar month shall be prorated.

(d) Rent Commencement Date. Provided Subtenant is not then in monetary or material non-monetary default beyond any applicable notice and cure periods under this Sublease (and if such a default exists, then as soon as such default is cured) and this Sublease is in full force and effect, Subtenant shall be entitled to an abatement of Fixed Rent for the period commencing on the Commencement Date to and including the day immediately preceding the date occurring in the [*****] after the Commencement Date which is the same numerical date in the month as the Commencement Date (except that if there is no same numerical date in such [*****], then the last day of such [*****]) (the “Free Rent Period”). The day immediately following the expiration of the Free Rent Period is herein referred to as the “Rent Commencement Date”. The day following the foregoing Free Rent Period, provided Subtenant is not then in monetary or material non-monetary default beyond any applicable notice and cure periods under this Sublease (and if such a default exists, then as soon as such default is cured) and this Sublease is in full force and effect, Subtenant shall be entitled to a partial abatement of Fixed Rent for the following [*****] period (commencing on the Rent Commencement Date) on [*****] rentable square feet (“Partial Free Rent Period”) in the amount of [*****] per month so that Subtenant’s Fixed Rent for such period shall be [*****] per month during the Partial Free Rent Period. If Subtenant does not exercise the Termination Option (as hereinafter defined), then, provided that (i) Subtenant is not then in monetary or material non-monetary default beyond any applicable notice and cure periods under this Sublease (and if such a default exists, then as soon as such default is cured), and (ii) this Sublease is in full force and effect, and (iii) Subtenant is Axsome Therapeutics, Inc., or its

successors or assigns then Subtenant shall be entitled to an abatement of the then Fixed Rent for a [*****] period commencing on the first full month after the 5th anniversary of the Rent Commencement Date.

3. Additional Rent. Subtenant shall pay to Sublandlord, as Additional Rent, from and after the Rent Commencement Date, each of the following:

(1) Sublease Pilot/Real Estate Taxes. Commencing on January 1, 2024, Subtenant’s Share (as hereinafter defined) of all amounts which are payable by Sublandlord pursuant to Article 4.05 of the Original Lease, but only to the extent such amounts, on a 12-month basis, exceed the amounts finally determined to be payable under Article 4.05 of the Original Lease for calendar year 2023 (the “PILOT Base Year”) (i.e., the sum of (x) the aggregate amount payable by Sublandlord with respect to the PILOT Semi-Annual Period (as defined in the Lease) commencing on January 1, 2023 and (y) the aggregate amount payable by Sublandlord with respect to the PILOT Semi-Annual Period commencing on July 1, 2023); provided that no Additional Rent under this Section 3(a)(1) shall be due and payable by Subtenant until (and for the period prior to) the Rent Commencement Date;

(2) Sublease Operating Expense. Commencing on January 1, 2024, Subtenant’s Share of all amounts which are payable by Sublandlord for the Premises pursuant to Article 4.03 of the Original Lease (the “Expense Payments”), but only to the extent such amounts exceed the amounts finally determined to be payable under Article 4.03 of the Original Lease for the calendar year 2023 (the “Sublease Operating Expense Base Year”); provided that no Additional Rent under this Section 3(a)(2) shall be due and payable by Subtenant until (and for the period prior to) the Rent Commencement Date;

(3) Sublease CAM Base Year. Commencing on January 1, 2024, Subtenant’s Share of all amounts which are payable by Sublandlord for the Premises pursuant to Article 4.04 of the Original Lease (the “CAM Payments”), but only to the extent such amounts exceed the amounts finally determined to be payable under Article 4.04 of the Original Lease for the calendar year 2023 (the “Sublease CAM Base Year”); provided that no Additional Rent under this Section 3(a)(3) shall be due and payable by Subtenant until (and for the period prior to) the Rent Commencement Date;

(4) Electricity and Submetering. All amounts which are payable by Sublandlord pursuant to Article 7 of the Original Lease or otherwise on account of electricity supplied to the Premises during the Term (it being acknowledged that prior to the Commencement Date, a submeter has or will be installed by Sublandlord (at no additional cost to Subtenant) to separately submeter the Premises), without markup or supplementary charges imposed by Sublandlord. Subtenant acknowledges that the electricity consumed in connection with providing HVAC to the Premises will be included in the electricity supplied to the Premises, measured by the submeter and paid by Subtenant;

(5) Condenser Water and other Costs. All amounts which are payable by Sublandlord pursuant to Article 6.06 of the Original Lease on account of condenser water supplied to any Supplemental HVAC System (as defined in the Lease) serving the Premises during the Term and

(6) Services provided at Subtenant’s Request. The full amount of any other charge, fee, cost, sum or expense which Sublandlord pays or incurs on or after the Commencement Date or in connection with, any services or supplies provided to or for the Premises (or any part thereof) during the Term at the request of Subtenant and/or as may be required pursuant to the terms and provisions of the Lease with respect to the Premises during the Term.

(b) Subtenant’s Share. “Subtenant’s Share” means, from time to time during the term of this Sublease, the fraction (expressed as a percentage) having as its numerator the rentable square feet comprising the Premises (which shall be deemed to be 48,486 rentable square feet on the Effective Date) and as its denominator the rentable square feet then comprising the Prime Leased Premises (which is currently deemed to be 1,194,633 rentable square feet on the Effective Date). As of the Effective Date, Subtenant’s Share is 4.05865%.

(c) Rent or Occupancy Tax. Subtenant shall pay any commercial rent or occupancy tax due from Subtenant with regard to this Sublease or the Premises either to the taxing authority or, if appropriate, to Sublandlord, as Additional Rent, at least five (5) Business Days before the due date of each and every such tax payment to the taxing authority.

(d) Payment of Additional Rent. All payments of Additional Rent shall be paid by Subtenant to Sublandlord within ten (10) Business Days after Sublandlord’s request and an invoice therefor; provided that if the Lease requires the making of payments on account of any item of Additional Rent, Subtenant shall make such payments at least five (5) Business Days prior to its respective due date under the Lease (provided such due date in set forth in the invoice delivered to Subtenant). Sublandlord shall provide Subtenant with (1) copies of all statements, bills and back-up documentation received from Prime Landlord applicable to Additional Rent payable by Subtenant hereunder with submission of invoices or requests for payment by Sublandlord, or if such documentation is neither required nor actually provided, then by appropriate reference to the applicable obligation giving rise to such invoice or request for payment, as identified by Sublandlord, and, (2) where the billing requires calculations by Sublandlord, a reasonably detailed breakdown of such calculations with reasonably supporting documentation.

(e) Within ten (10) days of receipt of request from Subtenant, Sublandlord shall deliver to Subtenant, if Sublandlord has received or promptly after Sublandlord's receipt of the same, a copy of each Expense Statement (as defined in the Lease) received by Sublandlord for an Expense Year (as defined in the Lease) occurring during the Term commencing with the 2023 Expense Year. Provided that Subtenant is not in default under this Sublease, upon the written request of Subtenant, given no later than twenty (20) days after Subtenant's receipt of a copy of an Expense Statement, Sublandlord shall reasonably consult with Subtenant regarding any Expenses or Tenant’s CAM Payment (as both terms are defined in the Lease) set forth in the Expense Statement of which Subtenant has a reasonable basis for concern. If, after consulting with Subtenant, Sublandlord (in Sublandlord's sole but reasonable discretion) determines to exercise its rights set forth in Section 4.03E(iii) of the Lease to (i) dispute the applicable Expense Statement and examine Prime Landlord's books and records and/or (ii) commence arbitration with respect to the applicable Expense Statement, then (i) subject to Subtenant's delivery of a confidentiality agreement to Sublandlord and Prime Landlord with respect to such dispute and such examination substantially in the form attached as Exhibit O to the Lease, Sublandlord shall promptly share the results of such examination with Subtenant; and (ii) Subtenant shall pay to Sublandlord, as

Additional Rent, Subtenant's Share of Sublandlord's reasonable costs and expenses incurred in connection with such examination and any arbitration. Notwithstanding the foregoing, in no event shall Sublandlord be required to take any step that may, in Sublandlord's sole judgment, have an adverse effect on its relationship with Prime Landlord.

4. Use. The Premises shall be used and occupied only for general and executive offices, and for uses incidental thereto permitted under the terms of the Lease and for no other purpose. Notwithstanding anything in this Sublease to the contrary, no noise which disturbs Sublandlord, other subtenants, or tenants in the Building shall be made or permitted by Subtenant in the Premises. Additionally, and without limitation, Subtenant will not permit any odors or dust emanating within the Premises to seep into other portions of the Building.

5. Incorporation of the Lease. Except as may be inconsistent or inapplicable with the terms of this Sublease, all of the terms, covenants and conditions of the Lease are hereby made a part of this Sublease with the same force and effect as if fully set forth at length herein, except that, unless the context requires otherwise, references in the Lease to (i) “Lease” shall mean this Sublease, (ii) the “Demised Premises” or “Premises” shall mean the Premises defined herein, (iii) “Landlord” shall mean Sublandlord herein, (iv) the term “Tenant” in the Lease shall mean Subtenant herein, (v) “Initial Term” shall mean the Term hereof, (vi) “Expiration Date” shall mean the Expiration Date defined herein, and (vii) “subleases”, “sublettings”, “sublets” or “subtenants” (or of like import) shall mean sub-subleases, sub-sublettings, sub-sublets or sub-subtenants hereunder, respectively. In the event of any conflict between this Sublease and the Lease (as incorporated herein), such conflict shall be resolved in favor of this Sublease; provided same shall not be a default under the Lease. Without limiting the generality of the foregoing, Sublandlord and Subtenant acknowledge that the provisions of the Lease set forth on Exhibit B attached hereto and made a part hereof (as well as such other terms of the Lease that do not relate to the Premises), are inconsistent, inapplicable or contrary with the terms of this Sublease and therefore are excluded from the incorporation by reference of the Lease into this Sublease or modified as described thereon. For the avoidance of doubt, this Sublease is subject in all respects to the terms of the Lease and is subject to the restrictions contained in the Lease, whether or not such terms or restrictions are incorporated by reference herein. In any case where the consent or approval of Prime Landlord under the Lease is required, Sublandlord’s consent shall also be required hereunder. Subtenant represents to Sublandlord that it has read and is familiar with the terms of the Lease (excluding redacted terms not relevant to Subtenant) provided by Sublandlord to Subtenant.

(a) Time Limits for Notices. Except as otherwise provided herein, the time limits contained in the Lease for the giving of notices, making payments or demands or performing of any act, condition or covenant on Sublandlord’s part, as tenant thereunder, are changed for the purposes of incorporation herein by reference by shortening same in each instance by three (3) days (except as specifically provided herein), so that Subtenant shall have a lesser time to observe or perform under this Sublease than Sublandlord has under the Lease. In no event, however, shall Subtenant have less than three (3) Business Days to so observe or perform. If Sublandlord or Subtenant receives any notice or demand from Prime Landlord relating to this Sublease or the Premises or Subtenant receives any notice or demand from Prime Landlord under the Lease, said party shall promptly give a copy thereof to the other. In the case of any time limit described above which is one (1) or two (2) days after the giving of the notice applicable thereto, such notice shall be delivered personally as provided in Section 16 hereof.

(b) Subtenant Compliance with Lease. Subject to the provisions of Section 5(a) of this Sublease and other than the payment of Rent Subtenant shall comply with all of the terms, covenants and conditions of the Lease on the part of tenant therein named to be performed thereunder.

(c) Sublandlord Not Responsible for Prime Landlord Performance. Performance by Prime Landlord under the Lease shall be deemed and accepted by Subtenant as performance by Sublandlord under this Sublease. Sublandlord shall not be responsible for any breach of the Lease by Prime Landlord or any nonperformance or noncompliance with any provision thereof by Prime Landlord, including, without limitation, the failure of Prime Landlord to provide any services, utilities and/or repairs. Sublandlord makes no representation that Prime Landlord will provide any or all of the services, utilities and/or repairs referred to and incorporated by reference into this Sublease, but Sublandlord shall comply with the provisions of Section 10 hereof. Sublandlord shall duly observe and perform all of the terms and conditions of the Lease that are required to be performed or observed by Sublandlord as the tenant thereunder with respect to the Prime Leased Premises other than the Premises and are not required to be performed or observed by Subtenant under this Sublease. Other than the payment of Rent and except as otherwise expressly provided in this Sublease, including to the extent certain Lease provisions are not incorporated herein by reference, Subtenant acknowledges that Subtenant is obligated to perform all of Sublandlord’s obligations, as tenant, for the Premises. Furthermore, Subtenant shall not be liable for: (a) complying with provisions of the Lease with respect to the Prime Leased Premises, other than the Premises, (b) curing any default under the Lease with respect to the Prime Leased Premises, other than the Premises, or prior to the Commencement Date, (c) repairing damage to the Premises directly caused by Sublandlord, (d) removing any improvements installed by Prime Landlord or Sublandlord, and (e) removing mechanics liens caused by Sublandlord.

(d) No Violations of the Lease. Subtenant shall not do nor permit anything to be done which would violate or breach the terms and provisions of the Lease or cause the Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Prime Landlord under the Lease.

(e) “Sublandlord” includes Tenant Guarantor for Indemnity Purposes. Notwithstanding anything in the Lease or this Sublease to the contrary, whenever the Lease or the Sublease provides that Subtenant indemnify Sublandlord, the term “Sublandlord” shall be deemed to include Tenant Guarantor.

(f) Consents. Whenever in this Sublease it is provided that either party will not unreasonably withhold its consent to any matter, such party shall also be deemed to have agreed not to unreasonably delay or condition such consent. If and when Subtenant shall so reasonably request in writing, Sublandlord will use commercially reasonable efforts to obtain Prime Landlord’s consent on Subtenant’s behalf (at Subtenant’s cost, unless otherwise expressly provided in this Sublease, and in any event with no representation, warranty or covenant that Prime Landlord’s consent will be given). Sublandlord shall not be deemed to have unreasonably withheld or delayed its consent to any matter if Prime Landlord’s consent to the matter requested is required by the Lease or this Sublease and if Prime Landlord shall have withheld or delayed its consent to such matter. If either party shall request the other’s consent and such consent is withheld, conditioned or delayed, such party shall not be entitled to any damages by reason thereof, it being intended that the sole remedy therefor shall be an action for specific performance or injunction and that such remedy shall only be available where a party has agreed herein not to unreasonably withhold, condition or delay such consent or where, as a matter of law, such consent may not be unreasonably withheld, conditioned or delayed.

6. Remedies. Same Remedies as Prime Landlord. Sublandlord shall have the same rights and remedies with respect to a breach of this Sublease by Subtenant as Prime Landlord has with respect to a breach of a similar obligation of Sublandlord as tenant under the Lease, as if the same were more fully set forth at length herein and Sublandlord shall have, with respect to Subtenant this Sublease and the Premises, all of the rights, powers, privileges and immunities as are had by Prime Landlord under the Lease to the extent incorporated herein.

(a) Cease Default Activities. If Prime Landlord, in writing, shall claim or otherwise allege that a use of, action or inaction involving, or other circumstances concerning, the Premises is in violation of any provision of, or may become a default under, the Lease, in addition to Sublandlord’s other rights hereunder and at law, Subtenant, promptly after notice from Sublandlord, shall cease such use or action, take such action or cause such circumstance to be changed so that the basis or alleged basis for such claim or allegation shall no longer exist.

(b) Summary Proceeding. In supplementing Article 32.04 of the Original Lease, if Sublandlord commences any summary proceeding against Subtenant, Subtenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Subtenant from asserting in a separate action the claim which is the subject of such counterclaim) and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Subtenant.

7. Intentionally Omitted.

8. Subordination. Sublease Subordination. This Sublease is subject and subordinate to (i) the Lease, (ii) any and all amendments or modifications to the Lease, and supplemental agreements relating thereto, hereafter made between the Prime Landlord and Sublandlord which do not in any respect contravene any express rights granted to or impose further obligations on Subtenant hereunder (except to a de minimis extent) and (iii) to all other matters and interests to which the Lease is or shall be subordinate. Subject to the terms of any Subtenant SNDA (as defined in the Lease) between Subtenant and Prime Landlord in the event of termination, re-entry or dispossession by Prime Landlord under the Lease, Prime Landlord may, at its option, either terminate this Sublease or take over all of the right, title and interest of Sublandlord under this Sublease and Subtenant shall, at Prime Landlord’s option, attorn to Prime Landlord pursuant to the then executory provisions of this Sublease. Sublandlord shall deliver to Subtenant copies of all future executed amendments, modifications and supplements to the Lease which affect the Premises and which Prime Landlord has given a copy thereof to Sublandlord. In accordance with the requirements of Article 47 of the Lease, Subtenant hereby agrees to comply with (and to (a) instruct all of its employees to comply with and (b) include in each sublease and other occupancy agreement an express obligation that all subtenants and other occupants of any portion of the Premises must comply with) the Information Security Handbook issued by the Port Authority, as the same may be modified or supplemented from time to time without the approval of Subtenant, provided that each of such modifications or supplements shall be generally applicable to all office tenants of the World Trade Center and all other rules and regulations of the Building.

(a) Sublandlord Request for SNDA for Subtenant. At Subtenant’s request, Sublandlord shall request for Subtenant from Prime Landlord, a non-disturbance and attornment agreement in such Prime Landlord’s then standard form (an “SNDA”). Sublandlord and Subtenant acknowledge and agree that the provision of an SNDA by Prime Landlord is subject to the satisfaction of specified conditions set forth in the Lease. Accordingly, if Sublandlord is unable to obtain an SNDA by making such a request, Sublandlord shall have no liability to Subtenant, it being intended that Sublandlord’s sole obligation shall be to request that the Prime Landlord enter into such SNDA and, in no event shall Sublandlord be required to (i) expend any sums in its effort to obtain such SNDA, (ii) commence any litigation in order to obtain an SNDA or (iii) take any step (other than making a request for an SNDA) that may, in Sublandlord’s sole reasonable judgment, have an adverse effect on its relationship with the Prime Landlord.

(b) Information Security Handbook. In accordance with the requirements of Article 47 of the Original Lease, Subtenant hereby agrees to comply with (and to (a) instruct all of its employees to comply with and (b) include in each sublease and other occupancy agreement an express obligation that all subtenants and other occupants of any portion of the Premises must comply with) the Information Security Handbook issued by the Port Authority, as the same may be modified or supplemented from time to time without the approval of Subtenant, provided that each of such modifications or supplements shall be generally applicable to all office tenants of the World Trade Center and all other rules and regulations of the Building.

9. Assignment and Subleasing.

(a) General Clause. Notwithstanding anything contained in the Lease to the contrary and subject to the further provisions of this Section 9, neither this Sublease nor the term and estate hereby granted, nor any part hereof or thereof, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred voluntarily, involuntarily, by operation of law or otherwise by Subtenant, and neither the Premises, nor any part thereof, shall be subleased, be licensed, be used or occupied by any person or entity other than Subtenant or be encumbered in any manner by reason of any act or omission on the part of Subtenant, and no rents or other sums receivable by Subtenant under any sublease of all or any part of the Premises shall be assigned or otherwise encumbered, without the prior consent of Sublandlord and Prime Landlord (to the extent required under the Lease). Except as otherwise set forth in this Section 9, the dissolution or direct or indirect transfer of control of Subtenant or withdrawal of existing partners or members, shall be deemed an assignment of this Sublease regardless of whether the transfer is made by one or more transactions, if one or more persons or entities hold the controlling interest prior to the transfer or afterwards. An agreement under which another person or entity becomes responsible for all or a portion of Subtenant’s obligations under this Sublease shall be deemed an assignment of this Sublease; provided, however, that in no event shall receipt of funds by Subtenant from common funding sources or sponsors of Subtenant in the ordinary course of its business, such as a governmental authority, be deemed an assignment or a violation of this Sublease. No assignment or other transfer of this Sublease and the term and estate hereby granted, and no subletting of all or any portion of the Premises shall relieve Subtenant of its liability under this Sublease or of the obligation to obtain Sublandlord’s and Prime Landlord’s prior consent (to the extent required under the Lease) to any further assignment, other transfer or subletting. Notwithstanding anything contained herein to the contrary, any proposed assignment, further subletting or other transfer of this Sublease, or the term and estate hereby granted remain subject to all rights and restrictions under Article 8 of the Original Lease (whether or not such terms thereof are incorporated herein). Any attempt to assign this Sublease or sublet all or any portion of the Premises in violation of this Section 9 shall be null and void.

(1) No Sublandlord Consent Required for Mergers and Certain Purchases. Notwithstanding Section 9(a)(1), without the consent of Sublandlord (and without Prime Landlord’s consent if not required under the Lease) this Sublease may be assigned to (A) an entity created by merger, reorganization or recapitalization of or with Subtenant or (B) a purchaser of all or substantially all of Subtenant’s assets or ownership interests; provided, in the case of both clause (A) and clause (B), that (i) Sublandlord shall have received a notice of such assignment from Subtenant (if Subtenant is prohibited from disclosing such transaction by confidentiality agreement, then Subtenant shall advise Sublandlord as soon as reasonably practicable once it is permitted to disclose); (ii) the assignee assumes by written instrument reasonably satisfactory to Sublandlord all of Subtenant’s obligations under this Sublease from and after such assignment (provided, however, to the extent Additional Rent has not been billed yet, the assignee shall assume payment for same), (iii) such assignment is for a valid business purpose and not to avoid any obligations under this Sublease, (iv) the assignee shall not have or enjoy diplomatic immunity, (v) in Sublandlord’s reasonable judgement, the assignee is a reputable entity of good character, and (vi) the assignee shall have, immediately after giving effect to such assignment, an aggregate net worth (computed in accordance with GAAP) at least equal to Subtenant’s aggregate net worth (taking into account the percentage of the Premises the assignee will be taking); and the assignee shall have, immediately after giving effect to such assignment, at least [*****] in cash and liquidity (which [*****] threshold shall be reduced proportionately if the assignee is not taking the full Premises). It is agreed that no such assignment shall relieve Subtenant of its liability under this Sublease.

(2) No Sublandlord Consent Required for Transfers to Affiliates. Notwithstanding Section 9(a)(1), without the consent of Sublandlord (and without Prime Landlord’s consent to the extent not required under the Lease) Subtenant may assign this Sublease or sublet or permit the occupancy of all or part of the Premises to an Affiliate of Subtenant; provided, that (A) Sublandlord shall have received a notice of such assignment or sublease from Subtenant (if Subtenant is prohibited from disclosing such transaction by confidentiality agreement, then Subtenant shall advise Sublandlord as soon as reasonably practicable once it is permitted to disclose); and (B) in the case of any such assignment or sublease, (i) the assignment or sublease is for a valid business purpose and not to avoid any obligations under this Sublease, (ii) the assignee assumes by written instrument reasonably satisfactory to Sublandlord all of Subtenant’s obligations under this Sublease from and after the date of the assignment, (iii) in Sublandlord’s reasonable judgment, the assignee or sublessee is a reputable entity of good character, (iv) the assignee or sublessee shall not have or enjoy diplomatic immunity, (v) the assignee or sublessee shall have, immediately after giving effect to such assignment or sublease, an aggregate net worth (computed in accordance with GAAP) at least equal to the Subtenant’s aggregate net worth (taking into account the percentage of the Premises the assignee or subtenant will be taking), and (vi) the assignee or sublessee shall have, immediately after giving effect to such assignment or sublease, at least [*****] in cash and liquidity, which [*****] threshold shall be reduced proportionately if the assignee or subtenant is not taking the full Premises. “Affiliate”

means, as to any designated person or entity, any other person or entity which controls, is controlled by, or is under common control with, such designated person or entity. “Control” (and with correlative meaning, “controlled by” and “under common control with”) means the ownership, directly or indirectly, of at least fifty-one (51%) percent or more of the outstanding stock if a corporation, or other equity interest if not a corporation, or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities or by contract or otherwise. It is agreed that no such assignment or sublease shall relieve Subtenant of its liability under this Sublease.

(3) Notwithstanding the foregoing, no assignment or sublease referred to in Section 9(a)(2) and (3) shall be effective if Subtenant is then in default under this Sublease beyond any applicable notice, grace and/or cure period.

(4) Intentionally Omitted.

(5) Sublandlord agrees to request Prime Landlord’s consent to an assignment, sub-sublease or license affirmatively.

(6) Intentionally omitted.

(b) Sublandlord’s Rights. Anything contained in the Lease to the contrary notwithstanding, if Subtenant desires to assign this Sublease or sublet all or substantially all of the Premises for all or substantially all of the balance of the Sublease Term (other than in accordance with Section 9(a)(2) and (3)), prior to requesting Prime Landlord or Sublandlord’s consent, as applicable, Subtenant shall give to Sublandlord notice (“Subtenant’s Offer Notice”) thereof, and Sublandlord agrees to keep such potential assignment or subletting confidential (other than with respect to Sublandlord’s officers, directors, counsel, consultants, lenders and other advisors who need to know such terms for purposes of evaluating the proposed assignment or sublease) if so requested by Subtenant. The Subtenant’s Offer Notice shall specify (A) in the case of a proposed subletting, (i) the term of the subletting of such space, (ii) the fixed annual rent which Subtenant desires to receive for such proposed subletting and, (iii) the proposed commencement date, and (B) in the case of a proposed assignment, (i) Subtenant’s good faith offer of the consideration Subtenant desires to receive or pay for such assignment and (ii) the proposed assignment commencement date.

(1) Subtenant’s Offer Notice shall be deemed an offer from Subtenant to Sublandlord whereby Sublandlord may, at Sublandlord’s sole option, terminate this Sublease. Said option may be exercised by Sublandlord by delivery of an irrevocable notice to Subtenant within thirty (30) days after Sublandlord’s receipt of Subtenant’s Offer Notice. If Sublandlord fails to exercise the option to terminate within such thirty (30) day period, time being of the essence, Sublandlord shall be deemed to have waived its right to terminate.

(2) If Sublandlord exercises its option under Section 9(b)(2) to terminate this Sublease, this Sublease shall be deemed to have been terminated as of the proposed commencement date set forth in Subtenant’s Offer Notice as if such date were the Expiration Date and all Fixed Rent and Additional Rent owed by Subtenant hereunder shall be paid and apportioned as of such date.

(3) In the event Sublandlord does not exercise its option to terminate under Section 9(b) hereof or is deemed to have waived same, in the case of a proposed sublease of all or substantially all of the Premises for all or substantially all of the balance of the Sublease Term, Subtenant shall not sublet any space at a rental which is less (on a per rentable square foot basis) than [*****] of the net effective rental specified in Subtenant’s Offer Notice with respect to such space, without complying once again with the provisions of Section 9(b)(1) and (2). In the case of a proposed assignment, Subtenant shall not assign this Sublease where the total consideration paid for such assignment is less than [*****] of the total consideration specified in Subtenant’s Offer Notice. If Sublandlord does not timely exercise its option or is deemed to have waived such option set forth in Section 9(b)(2), and Subtenant fails to execute and deliver an assignment or sublease within 180 days after the giving of the relevant Subtenant’s Offer Notice, then Subtenant shall again comply with Section 9(b)(1) and (2) before assigning this Sublease or subletting all or substantially all of the Premises for all or substantially all of the balance of the Sublease Term.

(c) Assignment and Subletting Procedures. (1) If (1) Subtenant delivers to Sublandlord a Subtenant’s Offer Notice with respect to any proposed assignment of this Sublease or subletting of all or substantially all of the Premises for all or substantially all of the balance of the Sublease Term and Sublandlord does not timely exercise its option to terminate or is deemed to have waived such option under Section 9(b)(2), and Subtenant thereafter desires to assign this Sublease or sublet the Premises or any portion thereof, or (2) Subtenant desires to assign this Sublease or sublet the Premises or any portion thereof where no Subtenant’s Offer Notice is required (other than with respect to an assignment or sublease pursuant to Section 9(a)(1) or (2) or (3)), Subtenant shall notify Sublandlord (a “Transfer Notice”) of such desire, which notice shall be accompanied by (A) a copy of either, at Subtenant’s option, (v) an agreed upon term sheet containing all of the material business terms of the proposed assignment or sublease and all related agreements, or (w) the proposed assignment or sublease and all related agreements, and in the case of (v) or (w), the effective date of which shall be at least thirty (30) days after the giving of the Transfer Notice, (B) the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (C) current financial information with respect to the proposed assignee or subtenant, including without limitation, its most recent financial reports, (and Sublandlord agrees to sign a Non-Disclosure Agreement in form reasonably acceptable to Sublandlord and such assignee or sublessee with respect to such financial reports) and (D) such other information as Sublandlord may reasonably request, which Subtenant shall provide within five (5) days of such request, and Sublandlord’s consent to the proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed (said option may be exercised by Sublandlord by delivery of an irrevocable notice to Subtenant within thirty (30) days after Sublandlord’s receipt of Subtenant’s Transfer Notice; provided Subtenant has delivered all additional information Sublandlord has requested within the aforementioned five (5) day period). If Sublandlord fails to consent or deny consent within such thirty (30) day period, Subtenant shall send Sublandlord a second Transfer Notice, which shall include, in 12 point capital letters, a statement that if Sublandlord does not respond within ten (10) days of the receipt of the Second Transfer Notice, time being of the essence, Sublandlord’s consent shall be deemed given. The parties agree that Subtenant shall have the right to simultaneously submit a Subtenant’s Offer

Notice and Transfer Notice. If Sublandlord does not respond within such ten (10) day period, Sublandlord shall be deemed to have consented thereto, provided that:

(i) Subtenant is not then in monetary default under this Sublease in the payment of Fixed Rent or Additional Rent beyond any applicable notice and cure period (and if such a default exists, then as soon as such default is cured).

(ii) Such Transfer Notice shall be delivered to Sublandlord within six (6) months after the delivery to Sublandlord of any applicable Subtenant’s Offer Notice.

(iii) In Sublandlord’s reasonable judgment, the proposed assignee or subtenant will use the Premises in a manner that (x) is in keeping with the then standards of the Building, and (y) is limited to the use expressly permitted under this Sublease.

(iv) The proposed assignee or subtenant is, in Sublandlord’s reasonable judgment, a reputable person or entity of good character and with sufficient financial worth to make the required payments under such assignment or sublease.

(v) Neither the proposed assignee or subtenant, nor any Affiliate of such assignee or subtenant, is then an occupant of any part of the Prime Leased Premises or the Building provided that Sublandlord has comparable space available in the Prime Leased Premises for a comparable term or Prime Landlord has comparable space available in the Building for a comparable term.

(vi) The proposed assignee or subtenant is not a person with whom Sublandlord or Prime Landlord is then negotiating or has within the prior six (6) months negotiated to lease comparable space for a comparable term in the Prime Leased Premises or the Building.

(vii) Neither the proposed assignee or subtenant is a Specific Competitor as listed on the attached Exhibit G.

(viii) The form of the proposed assignment or sublease shall comply with the applicable provisions of this Section 9 and Subtenant shall deliver a fully executed copy of the Sublease to Sublandlord within ten (10) days of the full execution.

(ix) There shall not be more than four (4) rental units in the Premises.

(x) Subtenant shall promptly reimburse Sublandlord for any actual reasonable out-of-pocket costs actually incurred by Sublandlord in connection with Sublandlord’s review of said proposed assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent.

(xi) The proposed assignee or subtenant shall not have or enjoy diplomatic immunity.

(2) Intentionally Omitted.

(3) If Sublandlord consents and Subtenant fails to execute and deliver the assignment or sublease to which Sublandlord consented within one hundred twenty (120) days after the giving of such consent, then Subtenant shall again comply with this Section 9 before assigning this Sublease or subletting all or part of the Premises.

(d) General Provisions. If this Sublease is assigned, whether or not in violation of this Sublease, Sublandlord may collect rent from the assignee. If the Premises or any part thereof is sublet or occupied by anybody other than Subtenant, whether or not in violation of this Sublease, Sublandlord may, after default by Subtenant, and expiration of Subtenant’s time to cure such default, collect rent from the subtenant or occupant. In either event, Sublandlord shall apply the net amount collected against Fixed Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 9(a)(1), or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Subtenant from the performance of Subtenant’s obligations under this Sublease.

(1) No assignment or transfer (other than as provided in Section 9(a)(2) and (3) hereof) shall be effective (unless by operation of law) until the assignee delivers to Sublandlord (A) evidence that the assignee, as Subtenant hereunder, has complied with the requirements of Section 13 (Insurance) hereof, and (B) an agreement in form and substance reasonably satisfactory to Sublandlord whereby the assignee assumes Subtenant’s obligations under this Sublease from and after the date of the assignment (except as specifically set forth above).

(2) Notwithstanding any assignment or transfer, whether or not in violation of this Sublease, and notwithstanding the acceptance of any Fixed Rent or Additional Rent, by Sublandlord from an assignee, transferee, or any other party, the original named Subtenant and each permitted assignee or transferee shall remain fully liable for the payment of the Rent and the performance of all of Subtenant’s other obligations under this Sublease. The joint and several liability of Subtenant and any immediate or remote successor in interest of Subtenant shall not be discharged, released or impaired in any respect by any agreement made by Sublandlord extending the time to perform, or otherwise modifying, any of the obligations of Subtenant under this Sublease, or by any waiver or failure of Sublandlord to enforce any of the obligations of Subtenant under this Sublease. If any such amendment between Sublandlord and a sub-subtenant or assignee to this Sublease operates to increase the obligations or liabilities of Subtenant under this Sublease, the liability under this Section 9(d)(3) of the assigning Subtenant shall continue to be no greater than if such amendment had not been made (unless such party shall have expressly consented in writing to such amendment, or the assignee shall be an Affiliate of Subtenant).

(3) Each subletting by Subtenant shall be subject to the following:

(A) No subletting shall be for a term (including any renewal or extension options contained in the sublease) ending later than one day prior to the Expiration Date.

(B) No sublease shall be valid (other than as provided in Section 9(a)(2) and (3) hereof), and no subtenant shall take possession of the Premises or any part thereof, until there has been delivered to Sublandlord, both (i) an executed counterpart of such sublease, and (ii) a certificate of insurance evidencing that (x)

Sublandlord is an additional insured under the insurance policies required to be maintained by occupants of the Premises pursuant to Section 13 of this Sublease, and (y) there is in full force and effect, the insurance otherwise required pursuant to Section 13 of this Sublease.

(C) Subject to any SNDA, each sublease shall provide that it is subject and subordinate to this Sublease and the matters to which this Sublease is or shall be subordinate to, and that in the event of termination, reentry or dispossess by Sublandlord under this Sublease Sublandlord may, at its option, either terminate such sublease or take over all of the right, title and interest of Subtenant, as sublessor, under such sublease, and such subtenant shall, at Sublandlord’s option, attorn to Sublandlord pursuant to the then executory provisions of such sublease

(D) Each sublease shall include an express obligation that all subtenants and other occupants of any portion of the Premises must comply with the Information Security Handbook issued by the Port Authority, as the same may be modified or supplemented from time to time and all rules and regulations of the Building.

(4) Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, without Sublandlord’s consent and without complying with all of the terms and conditions of this Section 9.

(5) Subtenant shall not advertise (but may list with brokers) its space for assignment or subletting at a rental rate lower than the then Building rental rate for such space.

(6) Subject to the terms of Original Lease Section 8.01B and Sublease Sections 9(a)(2) and (3) hereof, Subtenant shall not, without the consent of Prime Landlord and Sublandlord (to be granted or denied in accordance with Original Lease Article 8 and Sublease Section 9), transfer a majority of its issued and outstanding capital stock (if a corporation) or a majority of its total equity interest (if a partnership or limited liability company) (not including transfers to a Successor), however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, if the primary purpose of such transfer is to transfer this Sublease or the use of the Premises. The transfer of outstanding capital stock of any corporate subtenant, for purposes of this Section, shall not include (and such transaction shall not be deemed an assignment of this Sublease or a sub-sublease) any sale of such stock which is effected through “over-the-counter market” or through any recognized stock exchange or any sale of such stock pursuant to the registration requirements of the Securities Act of 1933, as amended or any exemption therefrom (such sales of stock hereinafter referred to as “Permitted Stock Transfers”). Sublandlord and Prime Landlord shall not be entitled to recapture the Premises covered by such Permitted Stock Transfers nor to receive any portion of any profits received by Subtenant in connection with Permitted Stock Transfers.

(e) Assignment and Sublease Profits. If the aggregate of the amounts payable as fixed rent and as additional rent on account of PILOT expenses, CAM Expenses, Expenses and electricity by a subtenant under a sublease of all or any part of the Premises and the amount of any

Other Sublease Consideration payable to Subtenant by such subtenant, whether received in a lump-sum payment or otherwise shall be in excess of Subtenant’s Basic Cost therefor at that time then, after deducting Subtenant’s Basic Costs on a “first out” basis with respect to such sublease, promptly after the collection thereof, Subtenant shall pay to Sublandlord in monthly installments as and when collected, as Additional Rent, [*****] of such excess. In addition to the foregoing, if Subtenant assigns this Sublease or sub-subleases all or any portion of the Premises during the Free Rent Period and/or up to [*****] RSF in the aggregate during the Partial Free Rent Period, in calculating [*****] of the excess as set forth above, during the (i) Free Rent Period of the Term, the amount of Fixed Rent paid by Subtenant shall be [*****] and (ii) during the Partial Free Rent Period of the Term, the amount of Fixed Rent paid by Subtenant shall be [*****] for the first [*****] rentable square feet subleased or assigned space. Upon request of Sublandlord (no more frequently than once per calendar year), Subtenant shall deliver to Sublandlord within 60 days of such request, a statement specifying each sublease in effect during such calendar year or partial calendar, the rentable area demised thereby, the term thereof and a computation in reasonable detail showing the calculation of the amounts paid and payable by the subtenant to Subtenant, and by Subtenant to Sublandlord, with respect to such sublease for the period covered by such statement. “Subtenant’s Basic Cost” for sublet space at any time means the sum of (A) the portion of the Fixed Rent, PILOT payments, Expense payments and CAM payments which is attributable to the sublet space, plus (B) the amount payable by Subtenant on account of electricity in respect of the sublet space, plus (C) the amount of any costs reasonably incurred by Subtenant in making changes in the layout and finish of the sublet space for the subtenant and/or all rent concessions and work allowances paid or incurred in connection with such sublease, plus (D) the amount of any advertising expenses, customary brokerage commissions and reasonable legal fees paid by Subtenant in connection with the sublease. “Other Sublease Considerations” means all sums paid for the furnishing of services by Subtenant, after deducting the reasonable costs actually incurred by Subtenant to deliver such services, and the sale or rental of Subtenant’s fixtures, leasehold improvements, equipment, furniture or other personal property less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Subtenant’s federal income tax returns. Upon any assignment of this Sublease, Subtenant shall pay to Sublandlord [*****] of the Assignment Consideration received by Subtenant for such assignment, after deducting therefrom customary and reasonable closing expenses. “Assignment Consideration” means an amount equal to all sums and other considerations paid to Subtenant by the assignee for or by reason of such assignment (including, without limitation, sums paid for the furnishing of services by Subtenant, after deducting the reasonable costs actually incurred by Subtenant to deliver such services), and the sale or rental of Subtenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, (i) in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Subtenant’s federal income tax returns and (ii) the cost of any reasonable advertising expenses, brokerage fees, legal fees and any other concessions or fees actually incurred by Subtenant in connection with such assignment.

(f) Subleasing or Assignment to Competitors of Sublandlord. Notwithstanding anything contained in this Sublease to the contrary, Subtenant shall not be permitted to sublease the Premises or assign this Sublease to a Specific Competitor of Sublandlord as defined in Exhibit G.

(g) Permitted Occupants. In addition to the space occupied by the entities described in Section 9(a)(2) and (3) hereof, to the extent permitted under the Lease, Subtenant may permit up to [*****] in the aggregate of the Premises to be occupied on a temporary basis, at any time and from time to time, by any clients, agents, guests, or independent contractors of Subtenant (such persons who shall be permitted to occupy portions of the Premises pursuant to this Section 9(g) being hereinafter referred to as “Permitted Occupant,” or collectively as the “Permitted Occupants”), without the consent, recapture and profit splitting rights of Sublandlord and Prime Landlord, provided that (i) the portion of the Premises occupied by any such occupant and the portion of the Premises occupied by Subtenant shall not be separated by demising walls , (ii) there shall be no separate identification of such Permitted Occupants in the Main Lobby, the Below Grade Public Lobby or the Subgrade Lobby, (iii) Subtenant shall receive no rent, payment or other consideration in connection with such occupancy in excess of the pro rata portion of the rent payable by Subtenant hereunder in respect of such space other than any nominal rent payments or other consideration for actual services rendered or provided by or for such occupant, (iv) the Permitted Occupants shall use the Premises in conformity with all of the applicable provisions of this Sublease and (v) Subtenant shall send written notice to Sublandlord prior to any occupancy that will exceed three (3) continuous days.

10. Subtenant to look to Prime Landlord for All Services. (a) Notwithstanding anything contained in this Sublease to the contrary (including, without limitation, any provision of the Lease incorporated herein by reference), Sublandlord shall have no obligation to (1) perform or provide any services under this Sublease (including, without limitation, the providing of electrical energy, condenser water or other utilities, passenger and freight elevator and loading dock service, window washing, HVAC, cleaning, rubbish removal, hot and cold water, security, fire protection and life safety and sprinkler services), (2) make any repairs or restorations to the Premises, (3) comply with any laws or requirements of any governmental authorities, (4) provide any insurance with respect to the Building, the Premises, or the improvements therein, (5) remove, encapsulate or otherwise treat any asbestos-containing materials or other Hazardous Materials located in the Premises and/or the Building (unless Sublandlord has breached the Lease regarding same), or (5) take any other action that Prime Landlord is obligated to provide, make, comply with or take, or cause to be done, under the Lease (collectively, “Services”) and the only Services or rights to which Subtenant is entitled under this Sublease, including, without limitation, any right to repairs, electrical energy, condenser water or other utilities, passenger and freight elevator and loading dock service, window washing, HVAC, cleaning, rubbish removal, hot and cold water, security, fire protection and life safety and sprinkler services, are those to which Sublandlord is entitled as the tenant under the Lease, and for all such Services and rights, Subtenant will look solely to Prime Landlord, subject to the terms and conditions of the Lease (and it being understood and agreed that the provisions of Section 10(b) of this Sublease shall apply to the enforcement of the Lease). Sublandlord assumes no liability for any covenants, representations or warranties made by Prime Landlord under the Lease. Sublandlord hereby grants to Subtenant Sublandlord’s rights under the Lease with respect to Services provided by Prime Landlord to the extent that Sublandlord is entitled to receive same under the Lease and to grant same to Subtenant. Sublandlord shall take all reasonable steps to assist Subtenant as Subtenant may from time-to-time request, at Subtenant’s sole cost and expense (and provided Subtenant indemnifies Sublandlord in connection therewith and in connection with the enforcement of this indemnity) and without liability to Sublandlord in seeking Services from Prime Landlord (including, without limitation, forwarding any requests for Services to Prime Landlord if Prime Landlord will not accept such requests from Subtenant directly), subject to Section 10(b) hereof. Except as provided in this Section 10, under no circumstances, shall Sublandlord be required to bring or cooperate with any action or proceeding against Prime Landlord. Nothing contained in this Sublease shall be deemed a waiver of Sublandlord’s rights to receive Services from Prime Landlord. Sublandlord shall in no event be liable to Subtenant for any failure to render any of the Services, nor shall any such failure entitle Subtenant to any abatement or reduction in Fixed Rent or Additional Rent payable under this Sublease or to any right to terminate this Sublease, except to the extent (if any) that (i) the same results primarily or proximately from Sublandlord’s willful misconduct, negligence or default under the Lease, or (ii) there is an abatement of rent under the Lease with respect to the Premises, or (iii) except as otherwise expressly provided herein (e.g., Sublandlord’s indemnity). Sublandlord consents to Subtenant’s making requests for overtime services and standard building services for or in respect of all or any portion of the Premises directly to Prime Landlord, provided that Subtenant delivers a notice concurrently to Sublandlord (and that Subtenant pays for such services in accordance with Section 3 hereof).

(b) Enforcement of Prime Lease. If the Prime Landlord shall default in any of its obligations to Sublandlord with respect to the Premises, Sublandlord shall not, except as and to the extent hereinafter set forth, be obligated to bring any action or proceeding or to take any steps to enforce Sublandlord’s rights against Prime Landlord other than, upon the written request of Subtenant, making a demand upon the Prime Landlord to perform its obligations under the Lease with respect to the Premises. If following the making of such demand and the expiration of any applicable grace period granted to Prime Landlord under the Lease, Prime Landlord shall fail to perform its obligations under the Lease, or Sublandlord shall fail or refuse to take appropriate action for the enforcement of Sublandlord’s rights against Prime Landlord with respect to the Premises within a reasonable period of time (considering, inter alia, the nature of Prime Landlord’s default), then Subtenant shall have the right to take such action in its own name, and for that purpose and only to such extent, all of the rights of Sublandlord under the Lease hereby are conferred upon and assigned to Subtenant and Subtenant hereby is subrogated to such rights to the extent that the same shall apply to the Premises. If (a) any such action against the Prime Landlord in Subtenant’s name is barred by reason of lack of privity, non-assignability or otherwise, and (b) the failure of Prime Landlord to perform its obligations under the Lease has, or may have, an adverse effect upon the Premises or Subtenant’s permitted use thereof, then subject to and upon the following terms, Subtenant may bring such action in Sublandlord’s name and Sublandlord shall execute all documents reasonably required in connection therewith, provided (i) the same is without cost and expense to Sublandlord, (ii) Subtenant shall provide the indemnification to Sublandlord required pursuant to Section 13 hereof, and (iii) Subtenant is not in default hereunder beyond applicable notice and cure periods, (iv) Subtenant shall use legal counsel reasonably acceptable to Sublandlord and all documents or other filings shall be subject to Sublandlord’s approval and (v) Subtenant has obtained the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned, or delayed.

11. Broker. Subtenant and Sublandlord each represent to the other that it has dealt with no broker in connection with this transaction except Jones Lang LaSalle Brokerage, Inc. (“JLL” “Broker”). Subtenant shall indemnify and hold Sublandlord and Prime Landlord harmless from all costs, liabilities and expenses (including, without limitation, reasonable attorney’s fees and disbursements and the enforcement of this indemnity) arising from any claim for brokerage commission made by any party other than Broker claiming to act for or on behalf of Subtenant in this transaction. Sublandlord shall indemnify and hold Subtenant and Prime Landlord harmless from all costs, liabilities and expenses (including, without limitation, reasonable attorney’s fees and disbursements and the enforcement of this indemnity) arising from any claim for brokerage commission made by any party including Broker claiming to act for or on behalf of Sublandlord in connection with this transaction. Subtenant shall not be liable for payment of the commission due to Broker in connection with this transaction which commission shall be payable pursuant to a separate agreement by Sublandlord. Sublandlord shall not be liable for any commission payable with respect to Subtenant’s lease of the Premises or leasing of any other space in the Building from Prime Landlord subsequent to the term. The provisions of this Section 11 shall survive the termination of this Sublease.

12. Holdover. Holdover Rental Rate. Upon the expiration or other termination of the Term, including the early termination of the Term pursuant to Subtenant exercising its Termination Option (as hereinafter defined), Subtenant shall quit and surrender the Premises, (i) and remove all Alterations, including Specialty Alterations installed by Subtenant in compliance with Section 21(a) and (h) hereof, repair any damage caused thereby and otherwise restore the Premises to its condition before such Alterations were made, and (ii) as otherwise provided in the Lease. Subject to Section 21(a) and (h) hereof and the Lease, Subtenant acknowledges that it shall be required to remove all Specialty Alterations installed by Subtenant and to repair any damage caused thereby. Alterations installed by Subtenant shall be required to be removed and restored by the Expiration Date pursuant to the terms of the Lease and Section 21(a) and (h) hereof. Notwithstanding the foregoing, Subtenant shall not be required to remove any Alteration (i) if it is a Decorative Alteration or (ii) if Sublandlord, at the time Subtenant requested consent to make such Alteration, agreed that Subtenant need not remove such Alteration. The parties recognize and agree that the damage to Sublandlord resulting from any failure by Subtenant to timely surrender possession of the Premises as aforesaid will be substantial and will exceed the amount of monthly rent theretofore payable hereunder and will be impossible to accurately measure. Subtenant agrees that if possession of the Premises is not surrendered to Sublandlord upon the expiration or sooner termination of the Term, then notwithstanding anything to the contrary contained in this Sublease, Subtenant shall be considered a tenant at sufferance and shall pay as a holdover rental (1) for the first month of the holdover month-to-month tenancy, an amount equal to 150% of the Fixed Rent which Subtenant was obligated to pay for the month immediately preceding the end of the Term plus one-twelfth (1/12) of all items of annual Additional Rent which would have been payable monthly pursuant to this Sublease had its term not expired or been terminated, (2) for the second and third months of the holdover month-to-month tenancy, an amount equal to 175% of the Fixed Rent which Subtenant was obligated to pay for the month immediately preceding the end of the Term plus one-twelfth (1/12) of all items of annual Additional Rent which would have been payable monthly pursuant to this Sublease had its term not expired or been terminated, and (3) for all other months of the holdover month-to-month tenancy thereafter, an amount equal to 200% of the Fixed Rent which Subtenant was obligated to pay for the month immediately preceding the end of the Term plus one-twelfth (1/12) of all items of annual Additional Rent which would have been payable monthly pursuant to this Sublease had its term not expired or been terminated.

(a) Subtenant Indemnity. Furthermore, if Subtenant holds over beyond the termination of the Term, then Subtenant shall be liable for all holdover rent, charges, fees, indemnities, holdover damages and other amounts owed by Sublandlord to Prime Landlord in respect of such holding over pursuant to the Lease or otherwise, including, without limitation, pursuant to Article 22.02 of the Original Lease, but only to the extent such amounts exceed the amounts due and payable under clause (a) above. In addition to the amounts described above, if Subtenant holds over beyond the termination of the Term, Subtenant shall be liable to Sublandlord for and indemnify and hold Sublandlord harmless against (i) any payment or rent concession that Sublandlord may be required to make to any subtenant obtained by Sublandlord for all or any part of the Premises (a “New Subtenant”) by reason of the late delivery of space to the New Subtenant as a result of Subtenant’s holding over or in order to induce such New Subtenant not to terminate its sublease by reason of the holding over by Subtenant, (ii) the loss of the benefit of the bargain if any New Subtenant shall terminate its sublease by reason of the holding over by Subtenant and (iii) any claim for damages by any New Subtenant. Subtenant shall defend, indemnify and hold Sublandlord harmless from and against all losses, costs, (including reasonable attorney’s fees and the enforcement of this indemnity) and damages (including consequential damages and lost profits) arising out of or relating solely to the holding over by the Subtenant in the Premises and arising after the earlier of (1) November 30, 2039, (2) the termination of this Sublease as a result of a default by Subtenant hereunder and (3) the date that is six (6) months after the date a notice of termination is delivered to Subtenant pursuant to the provisions of Section 12(c) below. Notwithstanding anything to the contrary contained herein, if Sublandlord or Sublandlord’s other subtenants (if any) are also holding over in portions of the Prime Leased Premises and such holdover also delays delivery to Prime Landlord or another subtenant, then the indemnity under this Section 12(a) and (b) shall take such concurrent holdover into account (as applicable) for so long as it shall exist, based on the duration thereof and the relative sizes of spaces in which such concurrent holdover is occurring (but, in the case of holdover by other subtenants, such taking into account shall apply only to the extent of amounts actually collected from such other subtenants).

(b) Holdover upon Casualty. In the event of a casualty or condemnation for which Sublandlord or Prime Landlord has the right under the Lease to terminate the Lease in its entirety or with respect to the Premises and Sublandlord or Prime Landlord elects to so terminate, Sublandlord shall deliver written notice to Subtenant of such election, specifying the date of termination of this Sublease, which date shall in no event be prior to the date that is six (6) months from the date of such notice. If Subtenant does not vacate the Premises within such six (6) month period, Subtenant shall be considered a month-to-month tenant and shall be liable for the payment of holdover rent and damages as specified in this Section 12.

(c) Waiver. Notwithstanding anything herein to the contrary, the parties absolutely and unconditionally waive any and all rights to dispute or otherwise adjudicate whether the remedies set forth in this Section 12 constitute a penalty or are otherwise unenforceable, such waiver being a material inducement to Sublandlord to enter into this Sublease and to accept the terms of this Sublease.

(d) Sublandlord Indemnity. Sublandlord shall indemnify Subtenant against, and hold Subtenant harmless from, all liabilities, losses, obligations, damages, penalties, claims, costs and expenses (including, without limitation, attorneys’ fees and other costs) which are paid, suffered or incurred by Subtenant as a result of (i) the failure of any representation or warranty of Sublandlord set forth in this Sublease to be true, correct or complete in any material respect when made, or (ii) the nonperformance or nonobservance of any such terms, provisions, covenants, stipulations, conditions, obligations or agreements by Sublandlord, except to the extent arising from the negligence or willful misconduct of Subtenant. The provisions of this Section 12(e) shall survive the expiration or earlier termination of this Sublease.

13. Insurance. Subtenant, at Subtenant’s sole cost and expense, shall throughout the Term, maintain all property, liability and other insurance required by the provisions of the Lease incorporated herein by reference (including, without limitation, Article 16 of the Original Lease) in accordance therewith. Without limiting the provisions of Article 16.01(A) of the Original Lease incorporated herein by reference, Subtenant shall indemnify the Landlord Parties (as such term is defined in the Lease without incorporation herein by reference) to the same extent that Sublandlord is required to indemnify the Landlord Parties pursuant to Article 16.01(A) of the Original Lease. On or prior to the Commencement Date, Subtenant shall deliver to Sublandlord certificates of insurance naming Sublandlord, Prime Landlord and such other parties as are required to be named pursuant to the Lease as additional insureds. If the certificates of insurance provided by Subtenant do not evidence the provisions required by Article 16.04 of the Original Lease, Subtenant shall permit Sublandlord and Prime Landlord to review a copy of its insurance policies at reasonable times on reasonable prior notice (and subject to the parties signing a reasonable confidentiality agreement with respect to such review), which copies may contain reasonable redactions, to confirm that the policies contain such required provisions.

14. Premises Condition. Subtenant shall accept the Premises “as is,” on the Commencement Date without any warranty or recourse to Sublandlord, subject to the following:

(a) Delivery of Possession. Sublandlord, at its cost, shall deliver the Premises to Subtenant broom clean, vacant and, to Sublandlord’s actual knowledge, in compliance with Legal Requirements, and with all of Sublandlord’s personal property and all other personal property other than the FF&E (as hereinafter defined) removed, and Sublandlord’s Work (as defined on Exhibit D) substantially completed (all of the items in this Section 14(a) are collectively called the “Premises Condition”).

(b) No Sublandlord Obligation to Perform Alterations. Other than as specifically set forth on Exhibit D, annexed hereto and made a part hereof, and the Premises Condition, Sublandlord shall have no obligation to perform any alterations, work or repairs on behalf of Subtenant or contribute any sums toward same (other than the Work Allowance as hereinafter defined).

(c) No Reps or Warranties as to Physical Condition. Except as otherwise expressly provided herein, Subtenant acknowledges that, no representations or warranties at to the condition of the Premises, the use to which the Premises may be put, or with respect to the condition or usefulness of any fixtures, equipment or furnishings therein contained, have been made to Subtenant.

15. Merger. All prior understandings and agreements between the parties are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties. This Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

16. Notices. All notices, demands, consents, approvals, waivers or other communications which may or are required to be given by either party to the other under this Sublease (each, “Notice”) shall be in writing and shall be delivered by (a) personal delivery; (b) the United States mail, certified or registered, postage prepaid, return receipt requested; or (c) a nationally recognized overnight courier, in each case addressed to the party to be notified at the address for such party specified below or to such other place as the party to be notified may from time to time designate by at least 5 days’ notice to the notifying party. Notices from either party may be given by such party’s attorney. Each Notice shall be deemed to have been given on the date such Notice is actually received as evidenced by a written receipt therefor, and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure.

If to Sublandlord:

Advance Magazine Publishers Inc.

One World Trade Center

New York, New York 10007

Attn: Chief Executive Officer

with a copy to:

Advance Magazine Publishers Inc.

One World Trade Center

New York, New York 10007

Attn: Managing Director-Real Estate

and

Advance Finance Group

One World Trade Center

New York, New York 10007

Attn: Chief Financial Officer

and

Advance Legal

One World Trade Center

New York, New York 10007

Attn: Real Estate Dept.

If to Subtenant:

Prior to the Commencement Date:

Axsome Therapeutics, Inc.

22 Cortlandt St, 16th floor

New York, NY 10007

Attn: Nick Pizzie, Chief Financial Officer

With a copy to:

Axsome Therapeutics, Inc.
22 Cortlandt St, 16th floor

New York, NY 10007

Attn: Hunter Murdock, General Counsel

and in each case with a copy of any default notice to:

Morgan Lewis Bockius LLP

101 Park Avenue

New York, New York 10178

Attn: J. Goodwin Bland, Esq.

From and after Subtenant’s occupancy of the Premises for the conduct of its business:

Axsome Therapeutics, Inc.
One World Trade Center
New York, New York 10007
Attn: Nick Pizzie, Chief Financial Officer

with a copy to:

Axsome Therapeutics, Inc.
One World Trade Center
New York, New York 10007
Attn: Hunter Murdock, General Counsel

and in each case with a copy of any default notice to:

Morgan Lewis Bockius LLP
101 Park Avenue
New York, New York 10178
Attn: J. Goodwin Bland, Esq.

Either party may, by like notice, direct that future notices or demands be sent to a different address. Any such notice, statement, certificate, request or demand which is sent by (a) hand or by such registered or certified mail shall be deemed to have been given when the addressee either actually receives such notice or refuses to accept delivery thereof and (b) such courier service shall be deemed to have been given one (1) Business Day after the date it shall have been sent by such courier service.

17. Landlord’s Consents. This Sublease is subject to, and shall become effective upon, the written consent of Prime Landlord in accordance with all applicable terms of the Lease (“Landlord’s Consent”) Subtenant shall furnish to Sublandlord such information as may be reasonably necessary to obtain Landlord’s Consent, and to enter into such agreements among Prime Landlord, Sublandlord and Subtenant as Prime Landlord may reasonably require pursuant to the Lease in connection with Landlord’s Consent, including, without limitation, an agreement to attorn to Prime Landlord in the event of a termination of this Sublease pursuant to the then executory provisions of this Sublease. Any delay in Prime Landlord’s furnishing the Consent shall not postpone or extend the Expiration Date. If Landlord’s Consent is denied, this Sublease shall thereupon terminate and be of no further force or effect and Sublandlord shall promptly return the Letter of Credit (as hereinafter defined) to Subtenant. Sublandlord shall request Landlord’s Consent with reasonable promptness, and Sublandlord shall use commercially reasonable efforts to obtain same. Upon receiving Landlord’s Consent from Prime Landlord, Sublandlord shall promptly deliver a copy thereof to Subtenant.

(a) If the Landlord’s Consent has not been obtained on or before April 15, 2023, then (at any time thereafter until the Landlord’s Consent has been obtained) either party shall have the right to give a termination notice to the other party. If (and only if) the Landlord’s Consent still has not yet been obtained on or before the date that is ten (10) days after the receiving party’s receipt of such termination notice, then Sublandlord shall promptly return to Subtenant the Letter of Credit and upon such return this Sublease shall terminate. Upon the making of such return and the occurrence of such termination (and provided Sublandlord used commercially reasonable efforts to obtain such Landlord’s Consent in accordance herewith), neither party hereto shall have any further obligation to the other under this Sublease, except to the extent that the provisions of this Sublease expressly survive the termination of this Sublease. If the Landlord’s Consent shall be obtained after the giving of any termination notice under this Section 17(b) but prior to the termination of this Sublease under this Section 17(b), then such termination notice shall automatically be deemed withdrawn (and of no effect whatsoever).

18. Delivery of Possession. Sublandlord Failure to Deliver Premises Due to Casualty. Notwithstanding anything herein contained to the contrary or any contrary provision of the Lease incorporated herein by reference (except as provided in Sections 17(b) and 18(b) hereof, if Sublandlord is unable to deliver to Subtenant possession of the Premises, or any part thereof, because of a fire or casualty therein or for any other reason whatsoever; (1) Sublandlord shall not be subject to any liability for failure to deliver possession, (2) the validity of this Sublease shall not be impaired, (3) the same shall not be construed to extend the Term and (4) the Term shall commence on, and the Commencement Date shall be, the date on which Sublandlord delivers possession of the Premises to Subtenant in the Premises Condition.

(a) Notwithstanding anything to the contrary contained herein, if any time after the Landlord’s Consent has been obtained, (a) the Commencement Date has not occurred by May 1, 2023 (the “Outside Date”), then the Rent Commencement Date shall be delayed by one (1) day for each day occurring during the period commencing on the Outside Date and ending on the day immediately preceding the Commencement Date. If Sublandlord has not caused the Commencement Date to occur on or before sixty (60) days after the Outside Date, then Subtenant shall have the right at any time thereafter (but prior to the Commencement Date) to terminate this Sublease by giving written notice of termination to Sublandlord, and upon such termination, this Sublease shall be of no further force or effect except that Sublandlord shall promptly return to Subtenant the Letter of Credit.

(b) The provisions of this Section 18 are intended to constitute “an express provision to the contrary” within the meaning of Section 223 of the New York Real Property Law and any other law of like import now or hereafter in effect.

19. Damage by Fire or Other Cause. Notwithstanding any contrary provision of the Lease incorporated herein by reference, Subtenant shall have no right; (1) to terminate this Sublease as to all or any part of the Premises by reason of a casualty or condemnation or (2) to receive an abatement of Fixed Rent or Additional Rent by reason of a casualty or condemnation or another event entitling Sublandlord to an abatement of Fixed Rent or Additional Rent under the Lease with respect to the Premises, unless Sublandlord is entitled to a corresponding termination right or abatement with respect to its corresponding obligations under the Lease. In furtherance of the foregoing, if the Premises shall be damaged by fire or casualty and the damaged portion of the Premises consists of all or a material portion of the Premises and the estimated repair period extends beyond the date that is 12 months following the date of such fire or casualty, then Subtenant as its sole remedy may elect to terminate this Sublease in accordance therewith. Further, the provisions of Section 17.02(C) of the Original Lease are incorporated herein by reference such that if the repair is not completed by the date that is 12 months following the date of such fire or casualty, Subtenant may elect to terminate the Sublease in accordance therewith. Subtenant shall promptly notify Sublandlord of any fire or other casualty affecting the Premises.

(a) Subtenant acknowledges that Sublandlord shall not carry any insurance on, or be obligated to repair or replace, any fixtures, equipment, furnishings or other personal property, whether located in, attached to or built into the Premises, and Subtenant shall look solely to Subtenant’s insurance for recovery of any damage to or loss of the same.

(b) The provisions of this Section 19 shall be deemed an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and Section 227 of the New York Real Property Law, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

20. Security. Subtenant has concurrently with the execution of this Sublease deposited with Sublandlord as security for the full and faithful performance and observance by Subtenant of

Subtenant’s covenants and obligations under this Sublease, an unconditional, irrevocable letter of credit in the amount of $[*****] (the “LC Amount”) substantially in the form annexed hereto as Exhibit C and issued by a bank reasonably satisfactory to Sublandlord (the “Letter of Credit”), and as of the date hereof, Sublandlord agrees that Silicon Valley Bank is a bank reasonably satisfactory to Sublandlord. The Letter of Credit shall provide that it is assignable by Sublandlord without charge and shall either (1) expire on the date that is 60 days after the expiration or earlier termination of this Sublease (the “LC Date”) or (2) be automatically self-renewing until the LC Date. If any Letter of Credit is not renewed at least 30 days prior to the expiration thereof or if Subtenant holds over in the Premises without the consent of Sublandlord and Prime Landlord after the expiration or termination of this Sublease, Sublandlord may draw upon the Letter of Credit and hold the proceeds thereof as security for the performance of Subtenant’s obligations under this Sublease. If Subtenant defaults beyond any notice and cure period in the full and prompt payment and performance of any of Subtenant’s covenants and obligations under this Sublease, including, without limitation, the payment of Fixed Rent and Additional Rent, Sublandlord may, but shall not be required to draw upon the Letter of Credit (or the proceeds thereof), to the extent required for the payment of any Fixed Rent and Additional Rent or any other sums as to which Subtenant is in default or for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant’s default in respect of any of the terms, covenants and conditions of this Sublease, including, without limitation, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Sublandlord. If Sublandlord shall have so drawn upon the Letter of Credit (or the proceeds thereof), Subtenant shall within three (3) Business Days of written demand deposit with Sublandlord a sum equal to the amount so drawn by Sublandlord, as security as aforesaid failing which Sublandlord shall have the same rights and remedies as for the non-payment of Fixed Rent beyond the applicable notice and grace period. If Subtenant shall fully and faithfully comply with all of Subtenant’s covenants and obligations under this Sublease, the Letter of Credit (or the proceeds thereof) or any balance thereof, to which Subtenant is entitled, shall be returned or paid over to Subtenant within sixty (60) days after the date fixed as the end of this Sublease and after delivery to Sublandlord of possession of the Premises in the manner required under this Sublease. Subtenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit or any interest thereon to which Subtenant is entitled, and Sublandlord shall not be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Subtenant shall cooperate, at Subtenant’s reasonable expense, with Sublandlord to promptly execute and deliver to Sublandlord any and all reasonable modifications, amendments and replacements of the Letter of Credit, as Sublandlord may reasonably request to carry out the intent, terms and conditions of this Section 20. Sublandlord will promptly notify Subtenant of any assignment of the Letter of Credit by Sublandlord.

(a) Reduction (Burn Down) of the Letter of Credit. If the Subtenant has not been in monetary or material non-monetary default of this Sublease after the expiration of any notice and cure period more than one (1) time in any year of the Term and more than a total of two (2) times during the first five (5) years of the Term and Subtenant has not exercised its Termination Option, then upon the fifth (5th) anniversary of the Rent Commencement Date, the LC Amount shall be allowed to be reduced to [*****] of the then Fixed Rent totaling [*****]. If at any time thereafter during the Term and after the reduction of the LC Amount, Subtenant is then in monetary or material non-monetary default of this Sublease after the expiration of any notice and cure period, then Sublandlord may demand that Subtenant increase the LC Amount to $[*****].

21. Alterations and Work Allowance. Alterations and Sublandlord and Prime Landlord’s Consent. Notwithstanding anything to the contrary contained herein or in the Lease, Subtenant shall not make (1) any Material Alterations (including, without limitation, Subtenant Work (as hereinafter defined)) without Prime Landlord’s consent (to the extent required under the Lease) and Sublandlord’s consent, (2) any Alterations which do not constitute Material Alterations but (A) have a cost greater than [*****] in the aggregate during any six (6) month period and/or (B) require the approval of any Governmental Authorities (including QAD) without Prime Landlord’s consent (to the extent required under the Lease) and Sublandlord’s consent, or (3) any Specialty Alterations without Prime Landlord’s and Sublandlord’s consent (which consent shall be granted in Prime Landlord’s and Sublandlord’s sole discretion). Sublandlord’s approval of any Alterations, including Material Alterations, shall be governed by Article 13 of the Original Lease as, and to the extent, incorporated herein by reference pursuant to Section 5 hereof; provided that (i) the time periods for Sublandlord’s responses under Article 13 of the Original Lease shall be increased by 3 days; and (ii) Sublandlord shall not unreasonably withhold its approval to Subtenant Alterations or Subtenant Work if Prime Landlord has approved the same. Notwithstanding the foregoing, to the extent permitted in the Lease, Subtenant may perform (1) Decorative Alterations and (2) non-Material Alterations that cost less than [*****] in the aggregate during any six (6) month period without Prime Landlord’s consent (unless such consent is required under the Lease) and without Sublandlord’s consent; provided that, such Alterations do not require the approval of Governmental Authorities (including QAD) upon installation. Anything contained in this Sublease to the contrary notwithstanding, all such work and alterations shall be performed in full compliance with the applicable provisions of the Lease, including the submission of plans, drawings, and specifications for such work, including Subtenant Work, and Alterations. In the event that there is a dispute arising out of this Section 21, either party may submit such dispute to arbitration pursuant to Article 25 of the Original Lease. All Alterations, including Material Alterations and Specialty Alterations, but excluding Decorative Alterations, shall be removed by Subtenant prior to the expiration of the Term, unless Sublandlord grants Subtenant, in writing consent not to remove same as set forth in the following sentence. Subtenant shall have the right, when seeking Sublandlord’s consent to any Alteration, permission from Sublandlord to leave such Alteration at the end of the Term; provided however, Prime Landlord’s obligation regarding the removal of any Specialty Alteration shall be governed by the Lease.

(a) Work Allowance. Sublandlord shall reimburse Subtenant for the cost of Subtenant Work at [*****] per rentable square foot of the Premises in an amount equal to [*****] (the “Work Allowance”) upon the following terms and conditions:

(1) The Work Allowance shall be payable to Subtenant in installments as Subtenant Work progresses, but in no event more frequently than monthly. Installments of the Work Allowance shall be payable by Sublandlord within thirty (30) days following Subtenant’s satisfaction of each of the conditions required for disbursement set forth in this Section 21(b);

(2) Prior to the payment of any installment, Subtenant shall deliver to Sublandlord a request for disbursement which shall be accompanied by (A) paid invoices for the Subtenant Work performed or incurred since the last disbursement of the Work Allowance, (B) a representation signed by Subtenant’s architect or project manager (if any) or an officer or partner of Subtenant stating that to their actual knowledge, the Subtenant Work and services represented by the aforesaid invoices have been satisfactorily completed in accordance with the plans and specifications therefor approved by Sublandlord and/or Prime Landlord, as applicable, and have not been the subject of a prior disbursement of the Work Allowance, and (C) partial lien waivers by, contractors, subcontractors and all materialmen for all such work and services, if applicable. In addition, Sublandlord shall be permitted to retain from each disbursement an amount equal to ten percent (10%) of the amount requested to be disbursed by Subtenant. The aggregate amount of the retainages shall be paid by Sublandlord to Subtenant upon the completion of all Subtenant Work and upon receipt from Subtenant of: (i) a representation from Subtenant’s architect or project manager (if any) or an officer or partner of Subtenant stating that all of the Subtenant Work has been satisfactorily completed in accordance with the plans and specifications therefor approved by Sublandlord and/or Prime Landlord, as applicable, and (ii) evidence of applicable Building Department sign-offs and/or applicable inspection certificates and any permits, if any, required to be issued by the Building Department, QAD and all Governmental Authority having jurisdiction in connection with Subtenant Work, and (iii) full lien waivers from all contractors and subcontractors performing the Subtenant Work.

(3) If Subtenant is not then in monetary or material non-monetary default under this Sublease beyond any applicable notice and cure period (and if such a default exists, then as soon as such default is cured), Sublandlord shall promptly make such Work Allowance payment to Subtenant within such aforesaid thirty (30) day period provided Subtenant satisfies the requirements of this Section 21.

(4) All requests for disbursement under clause (2) above must be submitted by Subtenant to Sublandlord no later than the second (2nd) anniversary of the Commencement Date.

(b) No Third-Party Beneficiary and Subtenant Work Allowance Indemnity Obligations. The right to receive reimbursement for the cost of Subtenant Work as set forth in this Section 21 shall be for the exclusive benefit of Subtenant, it being the express intent of the parties hereto that in no event shall such right be conferred upon or for the benefit of any third party, including, without limitation, any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or any other person, firm or entity except in the case of Subtenant’s permitted assignee or sublessee pursuant to Section 9(a)(2) and (3) of this Sublease, if any. Without in any way limiting the provisions of any indemnity in this Sublease, Subtenant shall indemnify and hold harmless Sublandlord from and against any and all liability, damages, claims, costs or expenses arising out of or relating to Sublandlord’s payment of any installment of the Work Allowance, directly to Subtenant’s general contractor or construction manager, provided that such direct payment is made (1) at Subtenant’s express written direction or (2) due to Subtenant’s failure (beyond any applicable notice and cure period) to timely remove or discharge any lien caused by or on behalf of Subtenant in accordance with the Lease, together with all reasonable and actual out-of-pocket costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and expenses.

(c) “Subtenant Work” means the installation of alterations, fixtures, improvements and appurtenances attached to or built into the Premises by Subtenant, or otherwise located by Subtenant in the Premises, for Subtenant’s use and/or occupancy or otherwise and the “soft costs” of construction incurred by Subtenant to perform such work (including, without limitation, filing and permit fees and expenses, architecture, engineering and other consulting fees and expenses and moving expenses, and expenses in connection with signage, graphics, furniture, audio visual, data and telecommunications wiring, and other office equipment); provided, that in no event shall more than [*****] of the Work Allowance be made available to Subtenant in respect of such soft costs.

(d) Prime Landlord Reimbursement Pursuant to Article 13 of the Lease. Subtenant shall pay to Prime Landlord or its designee (which may include Sublandlord) the reasonable actual third party out of pocket costs for which Prime Landlord is entitled to reimbursement under Article 13 of the Original Lease in connection with any Alterations by Subtenant to the Premises. Sublandlord shall not charge Subtenant any supervisory fee, surcharges or other like charges in connection with Subtenant’s alterations other than reasonable actual third party out of pocket charges incurred by Sublandlord or other charges Sublandlord is required to pay under the Lease under Original Lease Article 13. In the event Subtenant is granted early access to the Premises prior to the Commencement Date to perform Subtenant Work (including without limitation, pursuant to Section 1 hereof), Subtenant shall not be required to pay Sublandlord for the cost of any services including but not limited to utilities used by Subtenant or its vendors during the performance of Subtenant Work prior to Subtenant’s occupancy of the Premises.

(e) Sublandlord’s Cooperation. Upon Subtenant’s request, Sublandlord, at no cost to Sublandlord, shall cooperate with Subtenant in obtaining any Port Authority, QAD, Governmental Authority or Prime Landlord approvals required in connection with Subtenant Work.

(f) Unused Amount. If Subtenant has not requested and/or received all of the Work Allowance by the Rent Commencement Date, the amount of the Work Allowance not received by Subtenant (the “Unused Amount”), provided that Subtenant is not then in monetary default or material non-monetary default beyond any applicable notice and cure period under this Sublease (and if such a default exists, then as soon as such default is cured), will be provided by Sublandlord to Subtenant as a rent credit in an amount equal to the Unused Amount, to be applied as a rent credit against the monthly Fixed Rent due beginning on the first (1st) anniversary of the Rent Commencement Date and continuing on a monthly basis until the Unused Amount is zero; provided, however, if the Subtenant has been in monetary or material non-monetary default of this Sublease after the expiration of any notice and cure period more than one (1) time in any year of the Term and more than a total of two (2) times during the period when the rent credit for the Unused Amount is being provided, then any rent credit for the Unused Amount shall be null and void.

(g) Removal of Alterations. On or prior to the Expiration Date or sooner termination of the Term, Subtenant shall, at Subtenant’s sole cost and expense, remove all Alterations, including Specialty Alterations but excluding Decorative Alterations, installed by Subtenant (unless Sublandlord has agreed in writing (pursuant to Section 21(a) hereof) to waive any requirement that any Alterations be removed and Prime Landlord has agreed in writing to waive any requirement that any Specialty Alterations be removed). At Subtenant’s request, Sublandlord shall request confirmation from Prime Landlord (and Sublandlord shall also confirm if Sublandlord has received Prime Landlord’s response), what part of Subtenant Work constitutes a Specialty Alteration which needs to be removed at the end of the Term. Subtenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises or the Building caused by Subtenant’s removal of any Alteration, Material Alteration or Specialty Alterations, as the case may be, and if Subtenant fails to do so, Subtenant shall reimburse Sublandlord, within fifteen (15) days of receipt of written demand from Sublandlord, for Sublandlord’s reasonable out-of-pocket cost of repairing and restoring such damage. Any such Specialty Alterations by Subtenant not removed on or before the Expiration Date or sooner termination of the Term shall be deemed abandoned and Sublandlord may either retain the same as Sublandlord’s property or remove and dispose of same, and repair and restore any damage caused thereby, all at Subtenant’s cost. Notwithstanding anything to the contrary contained herein, Subtenant shall have no obligation to remove any Alterations or other improvements existing in the Premises on the Commencement Date.

(h) Subtenant Work is Property of Sublandlord. Subtenant Work for which Subtenant has received payments from the Work Allowance, shall, solely for federal, state and local income tax purposes, be deemed to be the property of and owned by, Sublandlord. The foregoing shall in no event modify or amend any of the clauses of this Sublease setting forth the obligations of Sublandlord and Subtenant with respect to the maintaining of insurance with respect to such items and the repair or replacement of such items following a fire or other casualty, all of which shall be Subtenant’s responsibility.

22. Furniture, Fixtures and Equipment. Subtenant, at no charge to Subtenant, shall have the right during the Term to use all of the existing furniture, furnishings and equipment located at the Premises described on Exhibit D-1 annexed hereto (collectively, “FF&E”). All of the FF&E shall be Sublandlord’s property until the end of the Term, in accordance with the terms set forth herein. Subject to Sublandlord’s Work on Exhibit D annexed hereto, the FF&E shall be delivered to Subtenant on the Commencement Date in their “as-is” condition as of the Commencement Date without warranty or recourse to Sublandlord, and Sublandlord makes no representation to Subtenant concerning the condition or usefulness of, or otherwise, with respect to the FF&E (other than that Sublandlord owns title to the FF&E free and clear of any and all liens and encumbrances). Notwithstanding the foregoing, Subtenant shall have the one-time right to give a written notice to Sublandlord between the Effective Date of this Sublease and ninety (90) days thereafter directing that Sublandlord remove items of FF&E specifically identified in such notice, and if Subtenant shall give Sublandlord such notice then (i) Sublandlord shall, at Sublandlord’s cost and expense, remove such identified items from the Premises on or before the later of (x) the date that is thirty (30) days after the date of such notice and (y) the Commencement Date and (ii) upon such removal, such identified FF&E shall be deemed deleted from the definition of “FF&E” hereunder. Subtenant shall leave the FF&E in the Premises on the expiration or earlier termination of the Sublease Term in their then “as-is” condition.

23. Condenser Water and Sprinklers. From and after the date that Subtenant first occupies the Premises for the conduct of Subtenant’s business, 23 tons of condenser water shall be furnished to Subtenant twenty four (24) hours a day, seven (7) days a week for the Subtenant’s Supplemental HVAC System (as herein defined), which shall be payable by Subtenant at the actual rate then paid by Sublandlord as tenant under the Lease, which as of the date of this Sublease is $885.00 per ton per annum. At all times during the Term, Sublandlord shall permit Subtenant to use Subtenant’s Supplemental HVAC System and sprinkler system. Throughout the Term and in accordance with the Lease and Legal Requirements, Subtenant shall be obligated to (a) repair, maintain and replace, the existing Subtenant’s Supplemental HVAC System and sprinkler system, (b) enter into and maintain a service contract for the repair, maintenance and replacement of the Subtenant’s Supplemental HVAC System and sprinkler system, and (c) obtain and maintain all permits necessary for the operation of the Subtenant’s Supplemental HVAC System and sprinkler system.

24. Signage. Subject to the provisions of the Lease and the consent of Prime Landlord (to the extent such consent is required under the Lease, which Sublandlord shall reasonably cooperate in obtaining) and Sublandlord, which, in the case of Sublandlord, will not be unreasonably withheld, delayed, or conditioned, Subtenant (x) may, at Subtenant’s sole cost and expense, install identification signage within the elevator lobby on the floor comprising the Premises and/or its entry door and (y) in accordance with Article 41.05 of the Original Lease, will be entitled to Building directory listings in the Main Lobby for Subtenant, its executives and senior employees. Notwithstanding the foregoing provisions of this Section 24, Sublandlord agrees that to the extent that Subtenant’s elevator lobby and/or entry door signage consists of Subtenant’s logo (as shown on Exhibit H annexed hereto, subject to changes in color and/or other minor changes), Sublandlord consents to such signage, subject to any required consent of Prime Landlord.

25. Building Amenities. As of the Effective Date, Prime Landlord (or an Affiliate of Prime Landlord) operates “Well&” amenity space on the 64th floor of the Building (the “Amenity Space”) for tenants and occupants of the Building and their guests. For so long as Prime Landlord (or its Affiliate, as applicable) continues to operate the Amenity Space and to the extent expressly consented to by Prime Landlord in Landlord’s Consent, Subtenant shall have the non-exclusive right, in common with Sublandlord and the other tenants and occupants of the Building, to use the Amenity Space. Any and all requests by Subtenant to use or reserve any portion of the Amenity Space shall be coordinated directly with Prime Landlord (or its Affiliate, as applicable). Sublandlord makes no representations or warranties whatsoever as to the Amenity Space or the permissibility of Subtenant to use the Amenity Space. To the extent Sublandlord is permitted to use and have access through the Subgrade Lobby and as expressly consented to by Prime Landlord, Subtenant shall also have access to the Subgrade Lobby.

26. Termination Option. Provided that on the date that Subtenant gives a Termination Notice (as hereinafter defined) to Sublandlord and on the Termination Date (as hereinafter defined), (i) Subtenant shall not then be in monetary or material non-monetary default under this Sublease beyond any applicable notice and cure period (and if such a default exists, then as soon as such default is cured) and (ii) the original named subtenant (i.e., Axsome Therapeutics, Inc.) (the "Named Subtenant") and its successors, assigns or Affiliates are occupying 65% of the Premises Subtenant shall have the one-time right (the “Termination Option”) to terminate this Sublease effective on the day immediately preceding the 5th anniversary of the Rent Commencement Date (the “Termination Date”). Subtenant may exercise the Termination Option only by (a) giving to Sublandlord irrevocable notice of such exercise (the “Termination Notice”) on or before the date that is 12 months prior to the Termination Date (the “Termination Exercise Date”), and (b) paying to Sublandlord, on or before the Termination Exercise Date, time being of the essence, a termination fee (the “Termination Payment”) equal to all Transaction Costs (as hereinafter defined). The Termination Payment shall be in addition to, and not in lieu of, the payments of Fixed Rent, Additional Rent and other charges accruing under this Sublease through the Termination Date. If Subtenant shall fail to timely give the Termination Notice on or before the Termination Exercise Date (time being of the essence) or pay the Termination Payment on or before the Termination Exercise Date (time being of the essence), then Subtenant shall conclusively be deemed to have waived Subtenant’s right to exercise the Termination Option and Subtenant shall have no further rights under this Section.

(a) “Transaction Costs” means [*****].

27. Renewal Option. Provided that on the Renewal Exercise Date (as hereinafter defined) and on the commencement of the Renewal Term (as hereinafter defined), (i) Subtenant shall not then be in monetary or material non-monetary default under this Sublease beyond any applicable notice and cure period (and if such a default exists, then as soon as such default is cured), and (ii) intentionally omitted ((i)–(ii), collectively, the “Renewal Conditions”), Subtenant shall have the one-time right (the “Renewal Option”) to extend the term of this Sublease for the entire Premises through October 30, 2039 (the “Renewal Term”), to commence at the expiration of the initial Term. Subtenant may exercise the Renewal Option on or before the date that is 12 months prior to the Expiration Date of the Term (the “Renewal Exercise Date”), only by giving to Sublandlord irrevocable notice of such exercise (the “Renewal Notice”).

(a) The Renewal Term shall be upon all of the terms and conditions set forth in this Sublease, except that (i) the Fixed Rent shall be as determined pursuant to the further provisions of this Section; (ii) Sublandlord shall not be required to perform alterations, work or repairs on behalf of Subtenant or contribute any sums toward same, and Subtenant shall accept the Premises in its “as is” condition on the commencement of the Renewal Term; (iii) Subtenant shall have no option to renew this Sublease beyond the expiration of the Renewal Term; and (iv) all references in this Sublease to the Expiration Date shall be deemed to mean the last day of the Renewal Term.

(b) The Rent for the Premises for the Renewal Term shall be the Fair Market Rent (as hereinafter defined). “Fair Market Rent” means the rental rate that a willing sublessee would pay and a willing sublessor would accept for the subleased Premises during the Renewal Term during the balance of the Term (as applicable), each party acting prudently and under no compulsion to sublease, and taking into account all relevant factors. If Subtenant timely and validly exercises the Renewal Option, Sublandlord shall notify Subtenant at least 120 days before the last day of the initial Term of Sublandlord’s determination of the Fair Market Rent (“Sublandlord’s Determination”). Subtenant shall notify Sublandlord, within 20 days after Subtenant’s receipt of Sublandlord’s Determination, whether Subtenant accepts or disputes Sublandlord’s Determination, and if Subtenant disputes Sublandlord’s Determination, Subtenant’s notice shall set forth Subtenant’s determination of the Fair Market Rent (“Subtenant’s Determination”). If Subtenant fails to accept or dispute Sublandlord’s Determination within such 20-day period, or if Subtenant disputes Sublandlord’s determination within such 20-day period but fails to set forth therein Subtenant’s Determination, then Subtenant shall be deemed to have accepted Sublandlord’s Determination.

(c) If Subtenant timely and validly disputes Sublandlord’s Determination of the Fair Market Rent and Sublandlord and Subtenant fail to agree as to the Fair Market Rent within

20 days after the giving of Subtenant’s Determination, then the Fair Market Rent shall be determined by arbitration in the City of New York, as set forth in this Section 27(d).

(1) Subtenant shall initiate the arbitration process by giving notice to that effect to Sublandlord within 20 days after the giving of Subtenant’s Determination, which notice shall include the name and address of Subtenant’s designated arbitrator. If Subtenant fails to give such notice within such 20-day period, then Subtenant shall be deemed to have accepted Sublandlord’s Determination. Within 30 days after the designation of Subtenant’s arbitrator, Sublandlord shall give notice to Subtenant of the name and address of Sublandlord’s designated arbitrator. If Sublandlord shall fail timely to appoint an arbitrator, then Subtenant may request that the American Arbitration Association (or any organization which is the successor thereto) (the “AAA”) appoint an arbitrator on Sublandlord’s behalf. Such two (2) arbitrators shall have 30 days to appoint a 3rd arbitrator who shall be impartial. If such arbitrators fail to do so, then either Sublandlord or Subtenant may request the AAA to appoint an arbitrator who shall be impartial within 30 days after such request and both parties shall be bound by any appointment so made within such 30-day period. If no such 3rd arbitrator shall have been appointed within such 30-day period, either Sublandlord or Subtenant may apply to the Supreme Court, New York County to make such appointment. The 3rd arbitrator only shall subscribe and swear to an oath fairly and impartially to determine such dispute.

(2) Within 7 days after the appointment of the 3rd arbitrator, the three (3) arbitrators will meet (the “Initial Meeting”) and set a hearing date for the arbitration. The hearing shall not exceed 2 days and shall be scheduled to be held within 60 days after the meeting of the three (3) arbitrators. At the Initial Meeting, Sublandlord and Subtenant may each submit a revised Fair Market Rent determination (each, a “Final Determination”); provided that Sublandlord’s Final Determination may not be greater than Sublandlord’s Determination and Subtenant’s Final Determination may not be lower than Subtenant’s Determination. If either party shall fail so to submit a Final Determination, then Sublandlord’s Determination or Subtenant’s Determination, as applicable, shall constitute such party’s Final Determination.

(3) There shall be no discovery in the arbitration. Thirty (30) days prior to the scheduled hearing, the parties shall exchange opening written expert reports and opening written pre-hearing statements. Opening written pre-hearing statements shall not exceed 20 pages in length. Two weeks prior to the hearing, the parties may exchange rebuttal written expert reports and rebuttal written pre-hearing statements. Rebuttal written pre-hearing statements shall not exceed 10 pages in length. Ten days prior to the hearing, the parties shall exchange written witness lists, including a brief statement as to the subject matter to be covered in the witnesses’ testimony. One week prior to the hearing, the parties shall exchange all documents that they intend to offer at the hearing. Other than rebuttal witnesses, only the witnesses listed on the witness lists shall be allowed to testify at the hearings. Closing arguments shall be heard immediately following conclusion of all testimony. The proceedings shall be recorded by stenographic means. Each party may present live witnesses and offer exhibits, and all witnesses shall be subject to cross-examination. The arbitrators shall conduct the two-day hearing so as to provide each party with sufficient time to present its case, both on direct and on rebuttal, and permit each party appropriate time for cross examination; provided that the arbitrators shall not extend the hearing beyond 2 days. Each party may, during its direct case, present evidence in support of its position and in opposition to the position of the opposing party.

(4) The 3rd arbitrator shall make a determination of the Fair Market Rent by selecting either the amount set forth in Sublandlord’s Final Determination or the amount set forth in Subtenant’s Final Determination, whichever the 3rd arbitrator determines is closest to Fair Market Rent for the Premises during the Renewal Term The 3rd arbitrator may not select any other amount as the Fair Market Rent. The fees and expenses of any arbitration pursuant to this Section 27(d) shall be borne by the parties equally, but each party shall bear the expense of its own arbitrator, attorneys and experts and the additional expenses of presenting its own proof. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Sublease. Each arbitrator shall be a licensed real estate broker having at least 15 years of experience in leasing of first-class office buildings in downtown Manhattan. After a determination has been made of the Fair Market Rent, the parties shall execute and deliver an instrument setting forth the Fair Market Rent, but the failure to so execute and deliver any such instrument shall not affect the determination of Fair Market Rent.

(d) If Subtenant disputes Sublandlord’s Determination and if the final determination of Fair Market Rent shall not be made on or before the commencement of the Renewal Term, then, pending such final determination, Subtenant shall pay, as Fixed Rent for the Renewal Term, an amount equal to Sublandlord’s Determination. If, based upon the final determination of the Fair Market Rent, the Fixed Rent payments made by Subtenant for the Renewal Term were greater than the Fair Market Rent as finally determined in accordance with Section 27(d), Sublandlord shall credit the amount of such excess against future installments of Fixed Rent and/or Additional Rent payable by Subtenant.

28. OFAC Representations. Sublandlord represents and warrants to Subtenant that as of the date of execution and delivery of this Sublease: (i) Sublandlord is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation listed by the United States Treasury Department as a Specially Designated National and Blocked Person (“SDN List”), or for or on behalf of any person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; (ii) Sublandlord is not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation; (iii) Sublandlord is not a person and/or entity with whom United States Persons are restricted from doing business under the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq.; the Trading with the Enemy Act, 50 U.S.C. App. §5; any executive orders promulgated thereunder; any implementing regulations promulgated thereunder by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) (including those persons and/or entities named on the SDN List); or any other applicable law of the United States; (iv) intentionally omitted; (v) intentionally omitted; and (vi) Sublandlord is not in violation of the U.S. Federal Bank Secrecy Act, as amended by Title III (the “International Money Laundering Abatement and Financial Anti-Terrorism Act”) of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”), Public Law 107-56; its implementing regulations promulgated by the U.S. Department of Treasury Financial Crimes Enforcement Network (“FinCEN”) (31 CFR Part 103); or any other anti-money laundering law of the United States.

(a) Subtenant represents and warrants to Sublandlord that as of the date of execution and delivery of this Sublease: (i) Subtenant is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation on SDN List, or for or on behalf of any person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; (ii) Subtenant is not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation; (iii) Subtenant is not a person and/or entity with whom United States Persons are restricted from doing business under the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq.; the Trading with the Enemy Act, 50 U.S.C. App. §5; any executive orders promulgated thereunder; any implementing regulations promulgated thereunder by OFAC (including those persons and/or entities named on the SDN List); or any other applicable law of the United States; (iv) intentionally omitted; (v) intentionally omitted; and (vi) Subtenant is not in violation of the International Money Laundering Abatement and Financial Anti-Terrorism Act of the Patriot Act, Public Law 107-56; its implementing regulations promulgated by FinCEN (31 CFR Part 103); or any other anti-money laundering law of the United States.

29. Sublandlord and Subtenant’s Representations. Sublandlord represents to the best of Sublandlord’s knowledge and belief, to Subtenant as follows as of the date of execution and delivery of this Sublease:

(a) the Lease is unmodified and in full force and effect in accordance with, and subject to, all of the terms, covenants, conditions and agreements contained therein, and a true, correct and complete copy of the Lease (excluding redacted terms not relevant to Subtenant) has been delivered to Subtenant;

(b) the Expiration Date of the Lease is November 30, 2039, as the same may be extended pursuant to the terms of Original Lease Article 38 (or the date upon which the term of the Lease shall sooner terminate pursuant to any of the terms of the Lease);

(c) Sublandlord has not received any notice of any default by Sublandlord or Prime Landlord under the Lease, which default remains uncured, and Sublandlord has no actual knowledge of any event which, with the giving of notice or the passage of time, would constitute a default by Sublandlord or Prime Landlord under the Lease;

(d) Sublandlord holds the entire tenant’s interest in the Premises under the Lease, free and clear of any liens, claims, mortgages, charges or encumbrances, subleases and occupancies, other than this Sublease;

(e) Sublandlord has full right, power and authority to enter into this Sublease;

(f) Sublandlord has not granted any other person or party any right to use or occupy the Premises which remains in effect, and Sublandlord has not assigned or otherwise transferred its leasehold interest in the Premises or sublet the Premises;

(g) the persons signing this Sublease on behalf of Sublandlord are vested with authority to act on behalf of Sublandlord with respect to this Sublease, and the execution of this Sublease by Sublandlord has been duly authorized;

(h) to Sublandlord’s actual knowledge, the Premises are in compliance with Legal Requirements, including the restrooms (including without limitation, the ADA) and do not contain any Hazardous Materials; and

(i) Sublandlord is the only current occupant of the Premises.

Subtenant represents to the best of Subtenant’s knowledge and belief, to Sublandlord as follows as of the date of execution and delivery of this Sublease:

(a) Subtenant has full right, power and authority to enter into this Sublease, subject to obtaining Landlord’s Consent; and

(b) the persons signing this Sublease on behalf of Subtenant are vested with authority to act on behalf of Subtenant with respect to this Sublease, and the execution of this Sublease by Subtenant has been duly authorized.

30. Services.

(a) After Hours HVAC. Upon request of Subtenant, After Hours HVAC Service shall be provided to the Premises at a rate of $51.12 per floor per hour, subject to escalations pursuant to Article 6 of the Original Lease. Sublandlord shall provide Subtenant with notice of any such escalations or other increases as it receives same from Prime Landlord.

(b) HVAC Supplemental Units. The Premises are exclusively serviced by the two (2) existing HVAC supplemental units (“Subtenant’s Supplemental HVAC System”) and such Subtenant’s Supplemental HVAC System shall be delivered by Sublandlord in their “as-is” condition on the Commencement Date.

(c) Cleaning Services. Cleaning services shall be provided at the Premises pursuant to the specifications set forth in Exhibit H of the Original Lease; provided, however, that if at any time Sublandlord elects to provide its own cleaning services to the Prime Leased Premises, Sublandlord shall also provide (at no additional cost to Subtenant for Sublandlord’s standard cleaning services provided free of charge pursuant to the Lease), such cleaning services to the Premises in a manner reasonably acceptable to Subtenant. Sublandlord shall promptly notify Subtenant of any such election and such notice shall be accompanied by Sublandlord’s proposed cleaning specifications for review and approval by Subtenant. If Subtenant elects to have Prime Landlord provide cleaning or other services above the standard services provided pursuant to the Lease provided free of charge, Subtenant shall pay all such costs and expenses within ten (10) days of receipt of the bill therefore.

(d) Physical Security. Subtenant shall, during the Term of this Sublease, comply with the terms of the security provisions of the Lease (including Exhibit AA), and may, at its election, subject to Prime Landlord’s consent, and to Sublandlord’s consent, which as to Sublandlord’s consent shall not be unreasonably conditioned, withheld or delayed, install its own security system within the Premises provided the same is compatible with Prime Landlord’s Building-wide security system and Subtenant complies with the terms of the Lease, and (1) on or prior to the Commencement Date, Sublandlord shall provide 100 access cards to the Building and Premises to Subtenant’s personnel at no additional cost to Subtenant, and (2) on or prior to April

30, 2023, Sublandlord shall provide an additional 100 access cards to the Building and Premises to Subtenant’s personnel at no additional cost to Subtenant

(e) Building Telecommunications. Subtenant may use, at Subtenant’s sole cost and expense, telecommunications and cable service providers who are then currently providers to the Building by tapping into the telecommunications closets on the 22nd floor of the Building. The telecommunications and cable service providers to the Building, as of the date of this Sublease, are Spectrum, Verizon, Crown Castle and Cogent.

(f) Freight Elevator and Loading Dock Access. Notwithstanding anything herein contained to the contrary, in connection with Subtenant’s move into the Building and the delivery of furniture and equipment prior thereto, Sublandlord shall provide 40 hours of free overtime freight elevator service and use of the loading dock, including Sublandlord paying for security screening in connection with the freight elevator usage. Except for the above mentioned 40 hours of free overtime freight elevators, loading dock and security screening, Subtenant shall pay for its use of freight elevators, loading dock and security screening as set forth in the Lease.

31. Building Access. Subtenant shall have 24 hour, 7 days a week access to the lobbies, via the Main Lobby and Conde Nast Subgrade Lobby, elevators and the Premises in accordance with the provisions of the Lease.

32. Authority. To induce Sublandlord to enter into this Sublease, Subtenant hereby represents to Sublandlord that as of the date hereof and subject to obtaining the Landlord’s Consent and a fully-executed counterpart of this Sublease, (1) Subtenant is a duly formed and validly existing corporation with full power and authority to enter into this Sublease and to perform Subtenant’s obligations under this Sublease in accordance with its terms and (2) this Sublease has been duly authorized, executed and delivered by Subtenant and constitutes the legal, valid and binding obligation of Subtenant.

33. Definitions. All of the capitalized terms herein shall have the same meaning ascribed to them in the Lease except as specifically provided herein.

34. Consequential Damages. Except as specifically provided in Section 12, neither party shall be responsible for consequential or punitive damages under the Lease or this Sublease.

35. Sublandlord’s Right to Early Termination of Prime Lease. Provided Subtenant is not then in monetary or material non-monetary default under this Sublease beyond applicable periods of notice and grace (and if such a default exists, then as soon as such default is cured), Sublandlord covenants and agrees not to (x) voluntarily cancel or surrender the Lease, except for a termination permitted under Original Lease Article 17 (Damage By Fire Or Other Cause), Article 18 (Condemnation), or if Prime Landlord agrees to recognize this Sublease as a direct lease between Prime Landlord and Subtenant upon the terms of this Sublease or (y) consent to any modification, amendment or supplement to the Lease which will deprive Subtenant of its rights or impose any further obligations on Subtenant under this Sublease (except to a de minimis extent), without the prior written consent of Subtenant in each instance. Sublandlord agrees that prior to exercising such termination right under Original Lease Articles 17 or 18, Sublandlord shall deliver notice thereof to Subtenant. A termination of the Lease due to the default of Sublandlord, other than a default caused by Subtenant under this Sublease or the Lease, or both, shall be considered a voluntary cancellation or surrender of the Lease in breach of Sublandlord's obligations under this Section 35.

36. Counterparts; Original Agreement. This Sublease may be executed (including by facsimile, “pdf” or other electronic transmission) in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Sublandlord and Subtenant hereby acknowledge and agree that electronic signatures, including execution using Adobe Sign, DocuSign, or other signature generating software or signatures transmitted by electronic mail in so-called “pdf” format, shall be legal and binding without the need to deliver an original of this Sublease. Sublandlord and Subtenant (a) intend to be bound by the signatures (whether original or electronic) on any document sent by electronic mail, (b) are aware that the other party will rely on such signatures, (c) hereby waive any defenses to the enforcement of the terms of this Sublease based on the foregoing forms of electronic signatures, and (d) the parties further consent and agree that (1) to the extent a party signs this Sublease using electronic signature technology, by clicking “SIGN” or an equivalent, such party is signing this Sublease electronically, and (2) the electronic signatures appearing on this Sublease shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the day and year first above written.

SUBLANDLORD:

ADVANCE MAGAZINE PUBLISHERS INC.,

a New York corporation, D/B/A CONDÉ NAST

/s/ Oren Klein
Signature

Oren Klein
Printed Name

CFO
Title

Feb 14, 2023
Date

SUBTENANT:

AXSOME THERAPEUTICS, INC.

a Delaware corporation

/s/ Nick Pizzie
Signature

Nick Pizzie
Printed Name

Chief Financial Officer
Title

2-Feb-2023